DATED 1ST OF JULY 1999
                            ------------------------








                       SF INTERNATIONAL LIMITED AND OTHERS

                                     - and -

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.








            ------------------------------------------------------
                                    AGREEMENT
                                       FOR
                            THE SALE AND PURCHASE OF
                                SHARE CAPITAL OF
                            TROJAN TELEVISION LIMITED
           -------------------------------------------------------




















                                HARBOTTLE & LEWIS
                                  Hanover House
                                14 Hanover Square
                                 London W1R 0BE

                               Ref: h175/25576v20

                                    CONTENTS



1.    Interpretation                                                     1

2.    Agreement for Sale                                                 7

3.    Consideration for Trojan Shares                                    8

4.    Closing                                                            9

5.    Joint Venture Arrangements                                        10

6.    Representations Warranties and Undertakings                       10

7.    Restrictions on Sellers                                           18

8.    Effect of Closing                                                 20

9.    Costs, Expenses and Insurance                                     20

10.   Notices                                                           21

11.   Announcements                                                     21

12.   Confidentiality                                                   21

13.   General                                                           22

14.   Sellers' Representative                                           23

15.   Governing Law and Jurisdiction                                    23

16.   Admission of Minority Shareholders                                24

SCHEDULES

SCHEDULE 1 - The Sellers                                                26

SCHEDULE 2 - The Company                                                29

SCHEDULE 3 - Warranties                                                 30

SCHEDULE 4 - Closing Arrangements                                       41

SCHEDULE 5 - Deed of Adherence                                          44

SCHEDULE 6 - Disclosure Schedule                                        45

SCHEDULE 7 - The Executive Summary                                      46

SCHEDULE 8 - The Memorandum of Understanding

THIS AGREEMENT is made on 1st of July 1999

BETWEEN:

(1) The shareholders listed in Part A of Schedule 1 and such other parties adhering to this Agreement as a Seller in accordance with Clause 16 hereof (the "SELLERS"); and

(2) BRILLIANT DIGITAL ENTERTAINMENT, INC., a Delaware Corporation of 6355 Topanga Canyon Blvd., Suite 120, Woodland Hills, CA 91367, USA ("THE BUYER" (which expression shall, where consistent with the context, include its successors in title and assigns)).

WHEREAS:

(A) Each of the Investor Sellers is and immediately prior to Closing will be the legal and beneficial owner of the number of issued shares in the capital of the Company set opposite its name in Part A of Schedule 1.

(B) Each of the Minority Shareholders is and immediately prior to Closing will be the legal and beneficial owner of the number of issued shares in the capital of the Company set opposite its name in Part B of Schedule 1.

(C)   The particulars of the Company are set out in Schedule 2.

(D) Each of the Investor Sellers and the Buyer have entered into the Option Agreement pursuant to which the Investor Sellers agreed to grant an option to the Buyer to acquire their entire holding of shares in the capital of the Company pursuant to the terms and conditions contained therein (the "OPTION").

(E) This Agreement is supplemental to the Option Agreement and sets out the terms and conditions additional to those contained in the Option Agreement pursuant to which the Buyer agrees to buy and the Sellers agree to sell the Shares.

(F) The Sellers have induced the Buyer to enter into this Agreement by the Sellers making the representations and agreeing to warrant and undertake in the terms of Clause 6 and Schedule 3.

IT IS AGREED as follows:-

1.    INTERPRETATION

1.1 "ACCOUNTS": in relation to any Financial Year or other specified period of the Company:

     (a) the audited balance sheet of the Company as at the Accounts Date in respect of the Financial Year; and

     (b) the audited profit and loss account of the Company (and, where relevant, the audited consolidated profit and loss account of the Company and its Subsidiary Undertakings) in respect of that Financial Year, together with any notes, statements or documents permitted or required by the Companies Act (or equivalent legislation in the relevant jurisdiction) to be made thereon or annexed or attached thereto;

      "ACCOUNTS DATE": in relation to any Financial Year of the Company, the last day of that Financial Year;

      "ASSOCIATE":  as defined in Section 435 of the Insolvency Act 1985;

      "ASSOCIATED COMPANY": means any subsidiary or holding company of the Company or any subsidiary of such holding company from time to time (which expressions have same meanings in this Agreement as in Section 736 of the Companies Act);

      "AUDITORS":  the auditors of the Company from time to time;

      "BUSINESS DAY": any day other than a Saturday, a Sunday, or a day on which banks in London are authorised by law to close;

      "BUYER'S ACCOUNTANTS":  Price Waterhouse Coopers;

      "BUYER'S GROUP": any holding company (or any subsidiary of such holding company) or subsidiary of the Buyer;

      "BUYER'S US SOLICITORS": Troop Steuber Pasich Reddick & Tobey, LLP of 2029 Century Park East, 24th Floor, Los Angeles, CA 90047-3010, USA;

      "BUYER'S UK SOLICITORS": Harbottle & Lewis of Hanover House, 14 Hanover Square, London, W1R 0BE;

      "CLAIM": a claim for breach or non-observance by the Seller of any Warranty;

      "CLOSING": completion of the sale and purchase of the Trojan Shares held by the relevant Seller as provided by Clause 4 of this Agreement;

      "CLOSING ACCOUNTS": the profit and loss account and the balance sheet of the Company prepared by the Buyers' Accountants in accordance with Clause 3.4 as at the Investor Sellers Closing Date;

      "CLOSING DATE":  the date of Closing;

      "COMPANY":  Trojan Television Limited;

      "COMPANIES ACT":  the Companies Act 1985 as amended;

      "COMMON STOCK":  as defined in the Option Agreement;

      "CONFIDENTIAL INFORMATION": trade secrets and information not publicly known (including but not limited to formulae, processes, methods, financial data, customer lists, marketing information, knowledge and know how) in connection with the Company or any Associated Company, and the customers, suppliers, licensors and licensees and the operation of the Company or any Associated Company and which are for the time being confidential to the Company or any Associated Company;

      "DEBENTURE": the debenture granted by the Company on 11 January 1999 in favour of SF International Limited;

      "DEBT ESCROW AGREEMENT": the agreement in the agreed form relating to the shares of Common Stocks to be issued to SF International Limited pursuant to the Deed of Assignment to be entered into by the Buyer, SF International Limited, and the Escrow Agent to be entered into on Closing;

      "DEED OF ASSIGNMENT": the deed of assignment of even date in the agreed form pursuant to which SF International Limited, inter alia, assigns to the Buyer the benefit of certain indebtedness of the Company to SF International Limited and of the Debenture;

      "DEED OF TERMINATION": the deed of termination of even date in the agreed form between SF International Limited and the Company relating to the termination of all joint venture arrangements between SF and the Company;

      "DISCLOSURE SCHEDULE": that Schedule attached hereto together with any copy documents annexed thereto;

      "ENCUMBRANCES": any interest or equity of any person (including, without limitation, any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien or assignment or any other encumbrance, priority or security interest or arrangement of whatsoever nature over, affecting or in the relevant Properties;

      "ESCROW AGENT": Citicorp Trust N.A./PBG, Sort# 1553, One Court Square - 22nd Floor, Long Island, City, NY 11120 appointed pursuant to the Escrow Agreements;

      "ESCROW  AGREEMENTS"  the  SPA  Escrow  Agreement  and the  Debt  Escrow
      Agreement;

      "EVENT": any payment, transaction, act or omission in connection with the business of the Company of whatever nature, whether or not the Company is a party thereto and references to an Event occurring on or before a particular date shall include an Event deemed to occur or treated or regarded as occurring on or before that date provided that any reference to an Event occurring on or before Closing shall include the combined result of two or more Events the first of which shall have occurred on or before Closing and the second or subsequent of which shall have taken place after Closing but in such case only to the extent that the first such Event occurring or commencing prior to Closing is outside the ordinary course of business of the Company and the second or successive Event after Completion is inside the ordinary course of business of the Company as carried on at Closing.

      "EXECUTIVE SUMMARY": the executive summary summarising the business of the Company set out at Schedule 7;

      "EXERCISE NOTICE": the written notice from the Buyer to the relevant Sellers which must be issued in accordance with Section 3 of the Option Agreement in order to exercise the Option;

      "FINANCIAL YEAR": shall be construed in accordance with Section 223 of the Companies Act;

      "FOREIGN SELLERS WARRANTIES": the warranties and representations set out in Part C of Schedule 3;

      "GOTHAM GROUP INDEBTEDNESS": the debt of (British Pounds)65,000 which may have previously been due from the Company to the Gotham Group (as defined in section 8.3 of the Disclosure Schedule);

      "GRANTORS":  the Sellers;

      "INTELLECTUAL PROPERTY RIGHTS": all copyright, patents, trade marks, registered and unregistered design rights, all rights to bring an action for passing off, all rights to apply for protection in respect of any of the above rights, and all other Intellectual Property rights in any jurisdiction and all legal rights protecting the confidentiality of any information or materials;

      "INVESTOR SELLER DOCUMENTS": this Agreement the SPA Escrow Agreement, Debt Escrow Agreement, the Option Agreement and the Subordination Agreement dated 8 April 1999 between the Investor Sellers, the Buyer and the Company (the "SUBORDINATION AGREEMENT"). The Subordination Agreement shall only be an "Investor Seller Document" if it can be shown that the Company has made no payments to SF International Limited prior to the Investor Sellers Closing.

      "INVESTOR SELLERS":  the shareholders listed in Part A of Schedule 1;

      "INVESTOR SELLERS CLOSING": completion of the sale and purchase of the Trojan Shares held by the Investor Sellers as provided by Clause 4 of this Agreement;

      "INVESTOR SELLERS CLOSING DATE": the date of the Investor Sellers closing;

      "KEY THIRD PARTY": a person with whom the Company (or, for the purposes of Clause 7 only, the Company or any Associated Company) or the Sellers or Minority Shareholders has any agreement, arrangement or is in the habit of dealing with (where such agreement, arrangement or dealing is material in the context of carrying on the business of the Company as carried at any time prior to the date of this Agreement (or, for the purposes of Clause 7 only, the business of the Company or any Associated Company) as carried on at any time prior to the relevant Event Date (as defined in Clause 7)) including, without limitation, each of the third parties to the Material Contracts;

      "LATEST ACCOUNTS": The Accounts of the Company in relation to the 9 month period ending on the Latest Accounts Date;

      "LATEST ACCOUNTS DATE":  31 March 1999;

      "LIABILITIES": all liabilities, duties, commitments and obligations of every description, whether deriving from contract, common law, statute or otherwise actual or contingent or ascertained or unascertained and whether owed or incurred severally or jointly or as a principal or surety;

      "MANAGEMENT ACCOUNTS": the unaudited balance sheet and profit and loss account of the Company for the one month ended on 30 April 1999 and as at the Management Accounts Date, and the reports, notes and other documents annexed thereto in each case, prepared to a "review" standard as such term is generally understood under US accounting principles and practices;

      "MANAGEMENT ACCOUNTS DATE": 30 April 1999;

      "MATERIAL CONTRACTS": the agreements or arrangements referred to in paragraph 8.2 of Schedule 3 and set out in the Disclosure Schedule;

      "MINORITY SHAREHOLDERS":  those persons listed in Part B of Schedule 1;

      "NET ASSET VALUE":  as defined by Clause 3.4;

      "OPINIONS": the opinions given by Memery Crystal and Paige & Co in the agreed form;

      "OPTION":  has the meaning given to it in Recital (C) of this Agreement;

      "OPTION AGREEMENT": the "Option Agreement" dated 11 March 1999 between the Investor Sellers and the Buyer as amended by the "First Amendment to Option Agreement" dated 12 April 1999 and the "Second Amendment to Option Agreement" dated 29 April 1999 (and as further amended by agreement in writing by the parties thereto);

      "OWNERSHIP PERCENTAGE": the proportion that the number of shares in the capital of the Company of which the Buyer becomes the legal and beneficial owner pursuant to this Agreement bears to the entire issued share capital of the Company;

      "PERMIT": means a permit, licence, consent, approval, certificate, qualification, specification, registration or other authorisation, or a filing of a notification, report or assessment, necessary in any jurisdiction for the effective operation of the Company's business, its ownership, possession, occupation or use of an asset or the execution or performance of this Agreement;

      "PERSON": any individual, firm, company or other incorporated or unincorporated body;

      "PROPERTIES": MV Bonaventure, Putney Pier, Putney, London SW15 1LB and Pirate's Rest, Putney Pier, Putney, London SW15 1LB;

      "RELIEF": includes any loss, relief, allowance, exemption, set-off or deduction in computing or against profits, income or gains for the purposes of Taxation, or any credit against or relating to any form of Taxation;

      "SELLERS' ACCOUNTANTS": such accountants nominated by the Sellers' Representative after Closing;

      "SELLERS' REPRESENTATIVE":  as defined in Clause 14.

      "SELLERS' AGENT": for the purposes of clause 15.2 only, shall mean Paige & Co. of 5 Eghams Court, Boston Drive, Bourne End, Bucks SL8 5YS;

      "SHARES":  as defined in Section 2 of the Option Agreement;

      "SPA ESCROW AGREEMENT": the agreement in the agreed form relating to the Shares to be issued to the Escrow Agent pursuant to this Agreement between the Buyer, the Sellers and the Escrow Agent to be entered into on Closing;

      "TAXATION": (a)   any form of taxation  whenever and wherever created or
                        imposed and generally any amount in the nature of taxation payable to any revenue, customs or fiscal authorities in any jurisdiction whatsoever;

                  (b)   such   amount  or  amounts  as  are   referred  to  in
                        paragraphs (i) to (iv) below; and

                  (c) all charges, interest, penalties, fines and reasonable costs and expenses incidental or relating to claims by or on behalf of any other governmental, statutory or federal authority or body whatsoever for or in respect of a liability to Taxation Provided That:

                        (i) there shall be treated as an amount of Taxation, liability for which falls on the Company an amount equal to any Taxation which would have been suffered by the Company and in respect of which the Sellers would have been liable under this Agreement but for the use or set off of some form of Relief which has been taken into account as an asset in or in computing any provision for Taxation in the Latest Accounts or has resulted in no such provision being made or which arises in respect of an Event or Events occurring after Closing;

                        (ii) there shall be treated as an amount of Taxation, liability for which falls on the Company any liability of the Company to repay the whole or any part of any payment received for the surrender or transfer of any form of Relief pursuant to any agreement or arrangement made or in place before Completion;

                        (iii) if at any time it is determined and certified by
                              the Auditors for the time being of the Company that the Company is not and will not be entitled to repayment of any Taxation which has been taken into account as an asset in the Latest Accounts, there shall be treated as an amount of Taxation, liability for which falls on the Company so much of such anticipated repayment as is lost, cancelled or otherwise set-off;

                        (iv) there shall be treated as an amount of Taxation, liability for which falls on the Company, any Taxation which is assessed on a person other than the Company (whether or not the Taxation is assessed in the name of the Company) and which is recoverable by that other person from the Company, pursuant to any enactment relating to Taxation, but only to the extent that it is so recovered;

      "TAX  INDEMNITY":  means that indemnity  contained in Clause 6.7. of the
                        Agreement;

      "TROJAN SHARES": the issued shares in the capital of the Company held by each of the Sellers as set opposite each of their names in Schedule 1;

      "US SELLER WARRANTIES": the warranties and representations set out in Part B of Schedule 3;

      "IN WRITING": includes any communication made by letter, cablegram, telex, facsimile transmission or electronic mail; and

      "WARRANTIES": the warranties, representations and undertakings by the Sellers set out in clause 6.1.1(c) and "WARRANTY" means one of them.

1.2 Words and expressions which are defined in the Companies Act and used in this Agreement will unless the context otherwise requires bear the same meanings as in that Act. In this Agreement:-

       1.2.1 a reference to a statutory provision will be interpreted as a reference to that provision as amended or re-enacted from time to time including any statutory instrument order or governmental regulation from time to time made or issued pursuant to that provision and including a reference to any past statutory provision instrument order or regulation which such provision has amended or from which it derives as from time to time (whether before or after the date of this Agreement) amended or re-enacted;

       1.2.2 a reference to a Recital, Clause or Schedule is unless otherwise specified a reference to the Recital, Clause or Schedule of that number in or to this Agreement; any reference to a sub-Clause is unless otherwise specified a reference to the sub-Clause of that number in the Clause in which the reference is made;

       1.2.3 a document referred to as being in "the agreed form" will be in the form of a draft document approved by the parties to this Agreement and for identification purposes signed or initialled by or on behalf of the parties hereto on or before the date hereof;

       1.2.4 the Clause headings are for ease of reference only and do not affect interpretation;

       1.2.5 except in Clauses 6.1.2, 6.1.3 and 7 where the obligations and liability shall be several, the liability of each of the Sellers under or in respect of this Agreement shall be joint and several and every representation, warranty, covenant, undertaking, guarantee, indemnity and other obligation of whatever nature of or undertaken or granted by the Sellers or, as the case may be, the Sellers shall be construed as a covenant, undertaking, guarantee, indemnity and other obligation of each of the Sellers or, as the case may be, the Sellers and in this Agreement the expression "the Sellers" shall mean each of the Sellers;

       1.2.6 "to the best of the Sellers' knowledge and belief" "so far as the Sellers are aware" or any similar expression will mean to the best of any of the Sellers' (which term for the purposes of this Clause
              1.2.6 shall include without limitation Jason Gleave) knowledge and belief having made (or caused to have been made) all reasonable enquiries which a prudent buyer would make and having used their reasonable endeavours to ascertain all relevant information and to ensure that all information given, referred to or reflected in any relevant warranty or representation is accurate in all respects;

       1.2.7 any reference in this Agreement to "the Buyer" shall include its successors and assigns; and

       1.2.8 a reference to the masculine gender will be deemed to include a reference to the feminine gender and vice versa; the singular shall be construed as including the plural and vice versa; and

1.3 Words and expressions used in the Option Agreement which are defined in this Agreement shall have the meanings set out in this Agreement.

2.    AGREEMENT FOR SALE

2.1 Each of the Sellers with full title guarantee shall sell to the Buyer and the Buyer shall purchase the Trojan Shares free from all options, claims and Encumbrances with effect from Closing and together with all rights attached or accruing to them at Closing.

2.2 Each of the Sellers waives irrevocably any and all rights of pre-emption in respect of the sale and purchase of Trojan Shares or any of them pursuant to Clause 2.1.

3.    CONSIDERATION FOR TROJAN SHARES

3.1 Subject to Clause 3.4, the total consideration for the sale of the Trojan Shares shall be calculated in accordance with the provisions of Section 2(a) of the Option Agreement (save that the reference in that section to "825,000" is modified to "660,000") which consideration shall be satisfied by delivering a stock certificate in respect of the Shares to Drake & Co., ID # 13-6021156, c/o Citibank N.A./PBG, Sort # 1553, One Court Square, 22nd Floor, Long Island, City NY 11120 as nominee for the Escrow Agent within five Business Days following final determination or agreement of the amount of the Net Asset Value pursuant to Clause 3.4 below.

3.2 The proportion of the total consideration to which each Seller is entitled shall be that proportion set opposite such Seller's name in Schedule 1.

3.3 The Buyer shall be entitled to set off, or (pending the determination of the relevant amount) withhold any amounts payable by it after Closing to the Sellers against this Agreement the amount of any Claims subject to the express provisions of this Agreement.

3.4 For the purposes of Section 2(a) of the Option Agreement in order to determine whether, as at the Investor Sellers Closing Date, the amount of the Company's cash and cash equivalents as determined in accordance with US GAAP is greater or less than the Company's actual accrued and contingent liabilities (such difference being the "NET ASSET VALUE"):

       3.4.1 The Buyers shall procure that as soon as practicable following the Investor Sellers Closing Date (and in any event within 30 days) draft Closing Accounts are prepared by the Buyers' Accountants in accordance with the Option Agreement (Provided That: (a) such Closing Accounts shall take account, as cash and cash equivalents, of the net amount of monies received by the Company pursuant to clause 5 being $500,000 to the extent that such monies are received within 90 days of the Investor Sellers Closing Date pursuant to clause 5 and (b) insofar that the Gotham Group Indebtedness has been fully and validly waived pursuant to the Articulate Settlement Agreement (as defined in the Disclosure Schedule) with no further liability by the Company in respect of the same, such Closing Accounts shall not include the Gotham Group Indebtedness as a liability);

       3.4.2 Forthwith following preparation of the draft Closing Accounts the Buyers shall deliver to the Sellers' Representative and the Sellers' Accountants a copy of the draft Closing Accounts;

       3.4.3 Following receipt of the draft Closing Accounts, the Sellers' Representatives and the Sellers' Representatives' Accountants shall be entitled to examine these with a view to agreeing the Buyer's Accountants' calculation of the Net Asset Value. Such calculation of the Buyer's Accountants shall be final and binding upon the parties to this Agreement unless, prior to the expiry of 10 days following their delivery to the Sellers' Representatives, the Sellers' Representatives serves notice on the Buyer stating that it wishes to dispute the same giving (so far as practicable and possible) their grounds for wishing to do so.

       3.4.4 If a dispute is raised by the Buyer as to the Net Asset Value and such dispute is not settled by agreement between the Buyer and the Sellers' Representative within 15 days after the Buyer notifies the Sellers' Representative of the dispute pursuant to sub-Clause 3.4.3 above, then either the Sellers' Representative or the Buyer may instruct an independent firm of chartered accountants (the "INDEPENDENT ACCOUNTANTS") appointed by agreement between the Buyer and the Sellers' Representative or in default of agreement by the President of the Institute of Chartered Accountants of England and Wales (acting as experts and not as arbitrators) to determine the dispute in question within 30 days of such instruction and the determination of such firm (whose costs shall be borne as such firm shall direct or (in default of direction) by the parties in equal proportions) shall be final and binding on the parties in all circumstances.

4.    CLOSING

4.1 The Investor Sellers Closing shall take place on the date hereof. At the Investor Sellers Closing the Buyer shall fulfil the obligations imposed on it by Schedule 4.

      Closing in respect of any Seller adhering to this Agreement pursuant to clause 16 shall take on the date of the Deed of Adherence of that Seller. At Closing each of the Sellers shall fulfil the obligations imposed upon it by Schedule 4.

4.2 The Buyer shall not be obliged to complete this Agreement unless each Seller executing this agreement on the date hereof complies fully with the requirements of Schedule 4 so far as they relate to that Seller. As regards any Seller who becomes a party to this Agreement pursuant to Clause 16, the Buyer shall not be required to complete this Agreement in relation to that Seller unless that Seller complies fully with requirements of Schedule 4 so far as they relate to that Seller.

4.3 The Buyer shall not be obliged to complete this Agreement unless the purchase of all the Trojan Shares held by the Investor Sellers is completed simultaneously in accordance with this Agreement.

4.4 Save to the extent that the Sellers are already obliged to do so pursuant to the Option Agreement, each of the Sellers shall (and shall procure that all other necessary parties shall) on, and at all times after, Closing execute and do all such deeds, documents, acts and things as the Buyer shall reasonably require at or after Closing for assigning to or vesting in the Buyer or its nominees the full beneficial ownership of, and legal title to, the Trojan Shares held by that Seller, and for giving full effect to this Agreement.

4.5 The Sellers shall use reasonable endeavours to procure that prior to the Investor Sellers Closing all guarantees, indemnities, mortgages, sureties or security arrangements of any kind, (other than the Debenture) given by or binding on the Company (including any assets of the Company) in respect of any liabilities or obligations (actual or contingent) of any of the Sellers or any of the officers of the Sellers or any associate of the Sellers shall have been fully and effectively released without any provision or consideration for such release by the Company and shall indemnify and keep the Buyer indemnified (as trustee for itself and on behalf of the Company) from and against any failure so to procure and from any Liability pending such release.

4.6 The Sellers shall procure that prior to the Investor Sellers Closing all amounts owing (whether due for payment or not) by the Company to any of the Sellers or the Minority Shareholders or any of the officers of the Company or the Sellers or any Associate of the Sellers or such officers or any of them respectively shall have been paid or repaid provided that, without prejudice to the foregoing, to the extent that any such amounts owing have not been repaid prior to the Investor

       Sellers Closing, each of the Sellers agrees that they shall (or procure that such amounts be irrevocably and unconditionally released and forever discharged as against the Company or any member of the Buyer's Group and shall indemnify and keep the Company and the Buyer indemnified (as trustee for itself and on behalf of the Buyer's Group Companies) from and against any failure so to procure and from any such amount pending such release save for any salary of Jason Gleave provided for in the Closing Accounts and for the amounts due to any Seller or Minority Shareholder set out in Schedule 9 which will also be set out and fully provided for in the Closing Accounts.

5.    JOINT VENTURE ARRANGEMENTS

      The Investor Sellers shall:-

      (a) use reasonable endeavours to ensure that within 90 days of the Investor Sellers Closing Date the joint venture arrangements set out in the memorandum of understanding between the Company and Intertainment GMBH in the form attached at Schedule 8 (as may be amended with the prior written consent of the Investor Sellers and the Buyer) (the "Memorandum of Understanding") are concluded on the terms set out in the Memorandum of Understanding and to procure that, in accordance with the terms of the Memorandum of Understanding, the sum of $2,000,000 is paid by or on behalf of Intertainment GMBH to the Company for the rights set out in the Memorandum of Understanding and, upon receipt of such monies, the Company shall pay to the joint venture entity which is the subject of the Memorandum of Understanding ("JVCo"), by way of equity subscription, the sum of $1,500,000 to acquire such rights or interests in JVCo as are set out in the Memorandum of Understanding; or

      (b)   (i)   within 60 days of the Investor  Sellers  Closing Date pay to the Company  $500,000 in  consideration of which the Company will  enter  into a  memorandum  of  understanding  with the
                  Investor   Sellers  or  a  party   nominated  by  them  (the
                  "Investor  Party")  on terms  substantially  similar  to the
                  Memorandum  of   Understanding   save  that   references  to
                  "Intertainment GMBH" shall be to the Investor Party, in clause 3(b)(i) the reference to $2,000,000 shall be to $500,000 and in clause 3(d)(i) the reference to $1,500,000 shall be to $1 save that such Memorandum of Understanding can be terminable at the Buyer's option (without any obligation to return the $500,000) in the event that the Investor Sellers fail to comply with their obligation in
                  (ii) below; and

            (ii) procure that within 180 days of the Investor Sellers Closing Date that a partner or the Investor Sellers will provide equity financing, on terms reasonably acceptable to the Company to JVCo of at least $1,500,000.

      The Buyer will use reasonable endeavours to provide any reasonable assistance to the Investor Sellers to facilitate completion of such joint venture arrangements.

6.    REPRESENTATIONS WARRANTIES AND UNDERTAKINGS

6.1

       6.1.1 The Sellers jointly and severally represent, warrant and undertake to the Buyer that:-

              (a) each Warranty is true, accurate, complete and not misleading as at the date hereof;

              (b) upon any material event occurring or material matter arising which may result in any of the Warranties being untrue, inaccurate, incomplete or misleading in any material respect as at the date hereof or any material breach or material non-fulfilment of any of the undertakings, agreements or obligations of the Sellers or any of them contained in this Agreement the Sellers will promptly notify the Buyer of the same and give details of and, where requested, investigate fully all relevant circumstances; and

              (c) that the contents of the Disclosure Schedule are true, accurate and complete in all respects and fully clearly and accurately divulge every matter to which they relate.

       6.1.2 Each of the Sellers located in the United States of America represent and warrant to the Buyer that each US Seller Warranty is true, accurate, complete and not misleading as at the date hereof in relation to that Seller;

       6.1.3 Each of the Sellers located outside the United States of America represent and warrant to the Buyer that each Foreign Seller Warranty is true, accurate, complete and not misleading as at the date hereof in relation to that Seller;

6.2 The Warranties contained in this Agreement will each remain in full force and effect beyond and notwithstanding Closing and are each made without prejudice to any of the others. Subject to Clauses 6.9 to 6.13 and Clauses
      6.15 to 6.18 and any matters fully, fairly and specifically disclosed in the Disclosure Schedule in accordance with Clause 6.8 no provision of this Agreement will limit the extent or application of any Warranty no other information relating to the Company of which the Buyer or any of its advisers has knowledge (actual or constructive) will prejudice any claim made by the Buyer under any such warranties or operate to reduce any amounts recoverable. Notwithstanding the above or any other provision of this Agreement:

       6.2.1 the Warranties contained in paragraph 1 of Schedule 3 the Foreign Seller Warranties and the US Seller Warranties shall not be or be capable of being qualified or discharged by the Disclosure Schedule, any provision of Clause 6 or in any other way PROVIDED THAT the liability of the Sellers shall be subject to the provisions of Clause 6.17 save that the liability of the Investor Sellers in respect of paragraphs [1.1,] 1.2, 1.3, 1.4, 1.9 and
              1.13 of Schedule 3 shall not be subject to the provisions of Clause 6.17;

       6.2.2 the Warranties shall not be or be capable of being qualified or discharged in relation to any Seller by the Disclosure Schedule, any provision of Clause 6 or in any other way insofar as any Claim arises as a consequence of the fraud or wilful concealment or grossly negligent or wilful misconduct of that Seller.

6.3 Subject to the provisions of Clause 6.4, without restricting the rights of the Buyer or its ability to claim damages on any basis, the amount of any Claim may be determined as and be deemed to be and the Sellers shall, subject to Clause 6.17, at all times indemnify and keep fully and effectively indemnified the Buyer (for itself and at its option on behalf of the Company and its officers, employees, directors, shareholders, advisors and agents (other than the Sellers)) from and in respect of:-

       6.3.1 the amount of all actual loss, damage or liability (and all actual, reasonable and verifiable costs, charges, interest, fines, penalties and expenses relating to the same (including without limitation all expenses of investigations and legal fees and expenses on a solicitor and own client basis) and/or the amount of any depletion or diminution in the value of any assets of the Company in each case suffered or incurred by the Buyer or the Company as a result of, in connection with or in relation to the subject matter of such Claim provided that the parties specifically agree that neither shall be liable for any losses which were not reasonably foreseeable as at the date hereof; or

       6.3.2 the amount by which any assets or liabilities of the Company are respectively less or more than they would have been had the relevant statement in Part A of Schedule 3 been true and not misleading; or

       6.3.3 the amount of any decrease in the value of the Trojan Shares and of other loss or damage incurred by the Buyer as a result of the subject matter of such Claim.

6.4 Without prejudice to clause 6.17, the Buyer shall be entitled, pursuant to this Agreement, to set-off, reduce or (pending the determination of the amount thereof) withhold any of the Shares or any of the shares of Common Stock issued pursuant to the Deed of Assignment (or any proceeds resulting from any disposal of such shares), in each case, which are held by the Escrow Agent pursuant to the terms of the SPA Escrow Agreement and the Debt Escrow Agreement respectively by or against an amount equal to the amount of any Claim (determined in accordance with Clause 6.3, or any claim pursuant to the Tax Indemnity, any claim pursuant to Clauses 6.19 and 6.20 or any claim for damages hereunder and provided also that the Buyer may not exercise any set-off or withholding right pursuant to this Clause 6.4 unless the Buyer has complied or is complying in all material respects with the procedure set out in the respective Escrow Agreements.

6.5 Save as otherwise provided herein and save as regards matters already disclosed in the Disclosure Schedule in accordance with Clause 6.8 the rights and remedies of the Buyer in respect of any breach of the Warranties shall not be affected by Closing, by any investigation made by it or on its behalf into the affairs of the Company, by its rescinding or failing to rescind this Agreement.

6.6 The accuracy of information supplied by the Company or any of its employees or agents to the Sellers or their professional advisers prior to Closing in connection with matters disclosed to the Buyer in the Disclosure Schedule will not be deemed to have been represented, warranted or guaranteed by the Company and the Sellers hereby waive any and all claims against the Company or against any of its employees (other than in the event of a claim for fraud against Jason Gleave) in respect thereof and assign to the Buyer any rights, remedies or claims which they may have in respect of any misrepresentations in, or omission from, any information or advice supplied or given by the Company or its respective officers or employees (other than in the event of a claim for fraud against Jason Gleave) and on which reliance has been placed in giving the Warranties or any of the warranties pursuant to the Deed of Assignment and preparing the Disclosure Schedule.

6.7 Subject to Clause 6.17 and the limitations contained in Clauses 6.11(d)(i)(ii) and (iii) and 6.11(i) and provided that notice of any claim pursuant to this Clause 6.7 is given in writing by the Buyer to the Sellers setting out in detail in reasonable particulars of the grounds upon which such claim is made within seven years of the Investor Sellers Closing Date, the Sellers at all times covenant to pay to the Buyer an amount equal to:-

       6.7.1 any liability for Taxation assessed on the Company resulting from or by reference to any gross receipts, income, profits or gains earned, accrued or received or deemed to be earned, accrued or received by the Company or the Sellers on or before the Investor Sellers Closing Date or any Event occurs on or before the Investor Sellers Closing Date (which shall include, for the avoidance of doubt, the Investor Sellers Closing Date) whether or not such Taxation is directly or primarily chargeable against or attributable to the Company;

       6.7.2 any liability for Taxation for which the Company is liable occurring before, on or after the Investor Sellers Closing Date resulting from or by reference to any Event;

       6.7.3 any costs reasonably and properly incurred as a result of any claims, actions, proceedings, demands, judgements, orders or enforcements and all actual loss or damage and all actual costs, charges, interest, fines, penalties and expenses relating to or arising in connection with any such loss or damage of the Buyer or any Associate of the Buyer (in either case save where due to the delay or default of the Buyer or any associate of the Buyer after the Investor Sellers Closing Date) as a result of any liability for Taxation within 6.7.1 or 6.7.2 above or any action required to be taken in respect of such liability for Taxation unless and to the extent that such costs, loss, damage, charges, interest, fines, penalties and expenses are compensated pursuant to 6.7.1 or
              6.7.2 by virtue of their being Taxation as defined in this Agreement which for the avoidance of doubt, shall not include any losses which were not reasonable foreseeable as at the date hereof.

6.8 Each disclosure in the Disclosure Schedule shall:

       (a) be made with specific reference and provide full and precise details of the nature and extent of the particular disclosure against the Warranty;

       (b) to the extent reasonable specify the maximum amount of any ascertainable financial liability referred to in the disclosure and shall further to the extent reasonable specify the best possible pre-estimate of the maximum amount of any non-ascertainable or contingent financial liability referred to in the disclosure;

       (c) (if it refers to any separate document) identify precisely the nature of such document and the terms of all relevant provisions in such document which are relied upon, with a copy of the relevant document being attached to the Disclosure Schedule and specified by reference in the Disclosure Schedule. Such document shall only be deemed to be a disclosure to the extent that the attached document is full, fair and specific disclosure. No other document (whether or not referred to in the Disclosure Schedule or any accompanying document) shall deemed to be disclosed.

       (d) constitute a Warranty that the matters set out or referred to in such disclosure are true and accurate in all material respects and in the case of any pre-estimate of the maximum amount of any non-ascertainable or contingent financial liability that the amount in question represents the best possible pre-estimate of the liability in question having regard to all information then available and making all diligent enquiries.

      Any disclosure which is not full, fair and specific shall not be effective and the matters stated therein shall be deemed not to be disclosed so that the Warranties shall continue to have full effect without qualification in any respect by such disclosure.

6.9 Subject to Clause 6.2, the Warranties are subject to:

       (a)    the limitations set out herein;

       (b) any matter fully, fairly and specifically disclosed to the Buyer in the Disclosure Schedule; and

       (c)    any of the matters deemed disclosed pursuant to Clause 6.13 below;

6.10 The Buyer may not assign the benefit of the Warranties and the liability of the Sellers shall cease and subsisting Claim shall be withdrawn upon any purported assignment save in each case where such assignment is to a member of the Buyer's Group;

6.11 Notwithstanding any other provision of this Agreement, neither the Company nor the Sellers shall be liable under this Agreement in respect of any
      Claim:

       (a) unless notice of such Claim is given in writing by the Buyer to the Sellers setting out details in reasonable particularity of the grounds on which such Claim is based within 24 months of the Investor Sellers Closing Date. Such Claim shall refer to Section 4 of the relevant Escrow Agreement and attach a copy of the relevant Escrow Agreement and shall be delivered to the Escrow Agent provided that failure to comply with this obligation shall not in any way operate to reduce or extinguish the liability of a Seller under this Agreement in respect of any Claim;

       (b) unless the aggregate amount of all Claims for which the Sellers would otherwise be liable under the Warranties exceeds (British Pounds)50,000 in which event the Sellers will be liable for the entire amount of such Claims;

       (c) (such Claim to be deemed to be withdrawn and wholly barred and unenforceable if not previously satisfied, settled or withdrawn) unless proceedings in respect thereof are instituted against and served on the Sellers within twelve (12) months of the date upon which written notice provided herein of such Claim is given to the Sellers; and

       (d)    to the extent that such a Claim arises:

              (i) from any act or omission occurring at the request of or with the consent of the Buyer on or after the Investor Sellers Closing Date provided that the Buyer was aware or any reasonable buyer would have been aware that such act or omission might give rise to such Claim;

              (ii) as a result of any increase in rates of Taxation since the Investor Sellers Closing Date; or

              (iii) as a result of the passing of an enactment or other government regulation with retrospective effect;

       (e) for any liability for Taxation which arises as a result of transactions in the ordinary course of business of the Company after the Investor Sellers Closing Date;

       (f) to the extent to which it would not have arisen but for any matter or thing done or omitted to be done otherwise than in the ordinary course of business by the Company or the

              Buyer or persons deriving title therefrom on or after the Investor Sellers Closing Date where the Company, Buyer or other such person knew or ought reasonably to have known that such act or omission would give rise to such a claim.

       (g) in respect of any matter or thing expressly provided or stipulated to be performed under the terms of this Agreement which has been so performed;

       (h) notwithstanding any other provisions of this Agreement, to the extent that the circumstances giving rise to such Claim are fully, fairly and specifically disclosed in the Latest Accounts or the Management Accounts in terms that a reasonable Buyer should have appreciated the full significance of such disclosure; or

       (i) to the extent that the matter, amount or liability in question is expressly provided or reserved for in the Closing Accounts.

6.12

       6.12.1 The amount of any Claim shall be reduced by an amount equal to the amount of or by which any Taxation expressly provided for in the Closing Accounts is extinguished or reduced as a result of such Claim;

       6.12.2 If the Buyer discovers that any provision for Taxation in the Closing Accounts may prove to be an over-provision (an "OVER-PROVISION"), it shall give or shall procure that the Company gives full details to the Sellers. The Buyer shall (at the Sellers' request and expense) procure that the Auditors certify the amount of the Over-Provision and the Buyer shall as soon as reasonably practicable after the amount of the Over-Provision is so certified:-

              (a) set-off the Over-Provision against any payment then due from the Sellers under this Agreement;

              (b) to the extent that there is an excess, that excess shall be carried forward and set off against any future payment or payments which become due from the Sellers under this Agreement.

              For the purposes of this Clause 6.12.2 an Over-Provision is a provision for Taxation in the Closing Accounts which is or proves to be an over-provision.

6.13 There shall be deemed to be disclosed any matter appearing on the Register of Charges concerning the Company at the Registrar of Companies as at the date hereof.

6.14 All sums payable or any obligation to return Shares by the Sellers to the Buyer under or as a result of a breach of this Agreement shall be paid or discharged free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any such deductions or withholdings are required by law, the Sellers shall be obliged to pay such sum or discharge such obligation as will, after such deduction or withholdings has been made, leave the amount the Buyer would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. In the event that any sum paid to the Buyer or Shares returned as a result of the obligations contained in this Agreement or in the Agreement will be subject to Taxation the Sellers shall be obliged to pay such sum as will, after payment of the Taxation so charged, leave a sum equal to the amount that would otherwise be payable under any such obligation.

6.15

       6.15.1 If any payment is made by the Sellers in full discharge of a liability which has arisen under this Agreement in respect of a Claim ("CLAIM PAYMENT") then:

          6.15.1.1 if the Buyer or the Company, as the case may be, subsequently receives from any person other than the Buyer, the Company or any Associate a Benefit in respect of the Claim in question (such Benefit being received by virtue of a legal right) the Buyer shall, within five business days of receipt of the relevant payment (or in the case of a credit, within five business days of the date on which any payment to which the Claim relates would otherwise have been payable had such credit not been available) pay to the Sellers an amount equal to the lower of the Benefit and the amount of such payment or credit, in each case, less all liabilities incurred in respect of such Claim and, in any case, no more than the amount of the Claim Payment.

          6.15.1.2 if the Buyer or the Company is or becomes entitled to recover a Benefit in respect of the Claim in question from any person, other than the Buyer, the Company or any Associate then the Buyer shall if so reasonably required by the Sellers and at the Sellers' sole expense and upon the Sellers providing such security as the Buyer shall reasonably require against all costs and expenses to be incurred take, or procure the Company shall take, all appropriate steps to enforce that entitlement (keeping the Sellers reasonably informed of the progress of any action taken) provided that such action has no prejudicial effect on the Buyer or the Company or any of their officers.

       6.15.2 for the purposes of this clause 6.15 a Benefit means a payment or credit received by the Buyer or the Company in respect of a Claim (other than the proceeds of an insurance policy) which if received or given prior to the Claim Payment would have reduced the amount of the Claim Payment.

6.16 If there is any liability pursuant to a Claim, a claim pursuant to the Tax Indemnity, any claim pursuant to Clause 6.19 and 6.20 or any other claim for damages under this Agreement or the Deed of Assignment which either:

       (i)    the Seller accepts;

       (ii) is the subject matter of an agreement between the Buyer and the Sellers; or

       (iii)  is so adjudged by a court of competent jurisdiction then each of the Sellers shall procure that such liability shall be discharged either:

       (a) by payment or the provision to the Buyer by the Escrow Agent or otherwise the amount of such liability in the shares of Common Stock to which that the Seller is entitled pursuant to this Agreement and the Deed of Assignment to the extent such shares of Common Stock remain in escrow;

       (b) by payment to the Buyer of the proceeds of sale or other value received in respect of such shares; or

       (c) by payment to the Buyer of the amount of the liability in cleared funds or as otherwise agreed by the parties or any combination of any of the above where any of the above is not sufficient to discharge such liability

6.17

       6.17.1 Except as set out in Clauses 6.2.1 and 6.2.2 the maximum aggregate liability of each of the Sellers in respect of all Claims and all claims pursuant to the Tax Indemnity and all other claims for damages under any of the Investor Seller Documents in each case, (excluding (i) any costs pursuant to Clause 9 and (ii) any costs or expenses (including, without limitation, any legal fees and expenses) awarded by any court ("AWARDED COSTS") shall not exceed the aggregate number of shares of Common Stock to which they are entitled under this Agreement and the Deed of Assignment and the proceeds of sale or other value received in respect of such shares (the "CAP").

       6.17.2 To the extent that any costs or expenses (including, without limitation all actual, reasonable and verifiable expenses of investigations and legal fees and expenses on a solicitor and own-client basis but excluding any Awarded Costs) in connection with such claims or Claims together with the aggregate amount of such claim or Claims would result in the Cap being exceeded, then the Sellers shall pay 50% of such costs and expenses notwithstanding the provisions of Clause 6.17.1.

6.18 For the purposes of this Clause 6 and Clause 7, the number of shares of Common Stock which the Buyer may withhold, set-off or have paid to it or provided to it shall be calculated by dividing the amount of the claim (or, if such claim is not in US dollars, converted in US dollars at the spot rate reported in the Wall Street Journal on the date that such claim is accepted, agreed or adjudged (as set out in clauses 6.16(i) to (iii))) by US$3.50.

6.19 Subject to Clause 6.17, the Sellers will at all times indemnify and hold the Buyer (for itself and on behalf of the Company and any Associate of the Buyer and its officers, shareholders, directors, employees, shareholders and advisors and agents (other than the Sellers)) fully and effectively indemnified against any and all loss, damage or liability (and all actual, reasonable and verifiable costs, charges, interest, fines, penalties and expenses incidental or relating to or arising in connection with any such loss, damage or liability, including without limitation, all expenses of investigations and legal fees and expenses on a solicitor and own-client basis) in relation to or as a consequence of those matters disclosed in the Disclosure Schedule which refer to this indemnity or which the Disclosure Schedule provides will be covered, or subject to or otherwise dealt with by this indemnity.

6.20 The Sellers will at all times indemnify and hold the Buyer (for itself and on behalf of the Company and any Associate of the Buyer and its officers, shareholders, directors, employees, shareholders and advisors and agents (other than the Sellers)) fully and effectively indemnified against any and all loss, damage or liability (and any and all costs, charges, interest, fines penalties and expenses, (including without limitation, all expenses of investigations and legal fees and expenses on a solicitor and own-client basis) incidental or relating to or arising in connection with any such loss, damage or liability) relating to or arising in connection with any claim, complaint, action, allegation, proceedings, demand or enforcement arising from or relating to use or ownership in the United Kingdom whether by or of the Buyer, the Company or its Associates or any third party of the name or domain name "the Auction Channel" or any name, mark or style confusingly similar thereto (the "Name") threatened, made or initiated at any time prior to, on or after the date hereof whether by or on behalf of the Buyer, the Company or any of their Associates against any third party or vice-versa.

       The Sellers acknowledge that the use of the Name is a material reason for the Buyer entering into this Agreement and therefore covenant to the Buyer that the Buyer, the Company and its Associates are exclusively entitled to use the Name in the United Kingdom without restriction. If
       (i) the Buyer or the Company or any of their Associates are restricted in anyway in their use or ownership in the United Kingdom of the Name referred to above; or (ii) if the Buyer or the Company or any of their Associates are unable to prevent any third party from using the Name in the United Kingdom, then the Buyer shall be entitled to exercise its rights pursuant to clauses 6.4 and/or 6.16 to withhold or have paid or provided to it, in the case of (i) above, 100% of the shares of Common Stock to which the sellers are entitled pursuant to this Agreement and the Deed of Assignment (the "Consideration Shares") and, in the case of
       (ii) above, 30% of the Consideration Shares (or, in each case, the cash value or any proceeds thereof) as liquidated damages for the loss of goodwill arising therefrom which, in each case, each of the parties hereto consider is a genuine pre-estimate of such loss as being reasonably foreseeable as the natural and direct consequence of a breach of the above covenant.

6.21 Where any claim by any third party which relates to a claim by the Buyer pursuant to this Agreement is about to be settled by the Buyer, the Buyer shall, in the event that the Buyer believes that it is reasonably practicable so to do and where to do so would, in the Buyer's opinion, not prejudice to the Company or the Buyer's negotiations with such third parties, notify the Sellers' Representatives of such fact. For the avoidance of doubt, any breach by the Buyer of any of its obligations pursuant to this Clause 6.21 will not limit in any way any claim by the Company, the Buyer or any of their Associates pursuant to this Agreement.

6.22

       6.22.1 Certain matters are referred to in the Opinion form Memery Crystal relating to the share capital of the Company, (including, without limitation, those matters referred to in paragraphs 5 and 11 of such Opinion) which indicate that there may be potential issues in relation to the share capital of the Company. The Sellers expressly acknowledge that the Buyer has entered into this Agreement on the basis that there are no such issues and that the Buyer will acquire from each Seller the percentage of the Company's entire issued share capital set opposite that Seller's name and the Sellers therefore covenant to the Buyer that:

              (i) Each of the shares in the issued share capital of the Company (as set out in Schedules 1 and 2) has been duly authorised, validly issued, fully paid and is non-assessable and has not been issued in violation of any statutory preemption right, any preemption right contained to the articles of association of the Company from time to time or any contractual preemption right;

              (ii) Each of the Sellers and the Minority Shareholders is the sole legal and beneficial owner of the ordinary shares of 0.1p each in the capital of the Company ("Ordinary Shares") set opposite its name in column 2 of Schedule 1 and the Ordinary Shares set opposite its name in column 2 of
                     Schedule 1 represent the percentage (set out opposite in column 3 of Schedule 1) of the Company's entire issued share capital;

              (iii) There is no Encumbrance on, over or affecting any of the issued Ordinary Shares and there is no agreement or arrangement to give or create any such Encumbrance and no claim has been made or threatened (or is anticipated to be made or threatened) by any person to be entitled to any of the foregoing;

              (iv) Other than this Agreement and the Option Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of the Company (including, without limitation, an option or right of pre-emption or conversion); and

              (v) By execution of stock transfer forms, registration of such transfers and delivery of a certificate or certificates representing the Trojan Shares, each of the Sellers will transfer to the Buyer valid and marketable title to the Trojan Shares of that Seller, free and clear of any pledge, lien, security interest, charge, claim, equity, encumbrance or security interest and together with all rights attaching to them.

       6.22.2 The Sellers will at all times indemnify and hold the Buyer (for itself and on behalf of the Company and any Associate of the Buyer and its officers, shareholders, directors, employees, shareholders and advisors and agents (other than the Sellers)) fully and effectively indemnified against any and all loss, damage or liability (and any and all actual, reasonable and verifiable costs, charges, interest, fines penalties and expenses, (including without limitation, all expenses of investigations and legal fees and expenses on a solicitor and own-client basis) incidental or relating to or arising in connection with any such loss, damage or liability) relating to or arising in connection with any breach of the covenants contained in clause 6.22.1. [If, as a result of a breach by any of the Sellers of any of the covenants contained in clause 6.22.1, the percentage of the entire issued share capital of the Company held by the Buyer is less than: (I) 80%, the Buyer shall, at the option of the Buyer, either (a) have paid to it from the insurance policy referred to below, $5,000,000 or (b) withhold or have paid or provided to it, 33% of the shares of Common Stock to which the Sellers are entitled pursuant to this Agreement and the Deed of Assignment ; or (ii) 50.1%, the Buyer shall, at the option of the Buyer, either (a) have paid to it pursuant to such insurance policy, $15,000,000 or (b) withhold or have paid or provided to it, 100% of such shares of Common Stock (and in each case the Sellers shall procure the same), in each case as liquidated damages for the loss suffered by it as a result of its holding such reduced percentage of the Company's issued share capital and its ability to recover any of the monies provided by the Buyer or its Associates to the Company (whether by loan or otherwise) which liquidated damages each of the parties hereto consider to be a genuine pre-estimate of such loss and as being reasonably foreseeable as a natural and direct consequence of a breach of the above covenants. The Investor Sellers will, at their own cost, obtain within two months of the Investor Sellers Closing Date and maintain for a period of 6 years adequate and appropriate insurance satisfactory to the Investor Sellers and the Buyer in the names of the Investor Sellers and the Buyer as co-insurees from a reputable insurance broker for an amount of $15,000,000 against any and all of their liability pursuant to this clause 6.22.]

       6.22.3 The provisions of this clause 6.22 shall not be or be capable of being qualified or discharged by the Disclosure Schedule, any provision of clause 6 or in any other way.

6.23 In the twelve month period following the Investor Sellers Closing Date, unless and until the aggregate value of all Claims, claims under the Tax Indemnity and all other claims pursuant to this Agreement which either:

       (i)    have been accepted by the Sellers;

       (ii) are the subject matter of any agreement by the Sellers and the Buyer; or

       (iii)  have been adjudged by a court of competent jurisdiction exceeds (British Pounds)125,000, the Sellers shall not be obliged to discharge such liability until two Business Days immediately preceding the date being twelve months after the Investor Sellers Closing Date:

       (i) by transferring the aggregate amount of such claims in cleared funds on such date; or

       (ii) by procuring that such claims are discharged by the payment or provision of shares of Common Stock to the Buyer in accordance with the recovery provisions contained in Clause 6 of this Agreement and Section 4 of the Escrow Agreements.

       For the avoidance of doubt, in the event that, at any time in the twelve month period following the Investor Sellers Closing Date, the aggregate amount of such claims exceed (British Pounds)125,000 then the Buyer shall be immediately entitled to recover such amount in accordance with the recovery provisions contained in Clause 6 of this Agreement and Section 4 of the Escrow Agreements forthwith.

7.     RESTRICTIONS ON SELLERS

7.1 For the purposes of this Clause the following words and expressions shall have the following meanings:

       "THE   EVENT DATES"

       (i) the Investor Sellers Closing Date or (ii), in the case of Sellers who are, at the date of this Agreement, employees of the Company or provide services to the Company whether by a consultancy or other arrangement, the Termination Date;

       "KEY PERSON"

       a person who is or was at any time whilst the relevant Seller was employed by, providing consultancy or other services to or a shareholder of the Company:

       (a) employed or engaged as an employee, director or consultant of the Company or any Associated Company; and

       (b)    employed or engaged:-

              (i) in the capacity of manager, marketing or technician or is otherwise material to the business of the Company or any Associated Company; or

              (ii)   in a more senior capacity;

       "PERIOD"

       the period commencing on the relevant Event Date and ending on the date being, in the case of Clause 7.2.3, the fifth anniversary of the Event Date and in the case of Clauses 7.2.1, 7.2.2 and 7.2.4 the first anniversary of the Event Date;

       "RESTRICTED BUSINESS"

       any business which competes or compete or about to compete with any part or parts of the business of the Company or any Associated Company which, for the purposes of this Clause 7, shall be deemed to be the business of the Company as carried on at any time prior to or on the Investor Sellers Closing Date including, without limitation, the transmission and/or broadcast via the medium of television (whether terrestrial, satellite, digital or any other medium in existence or developed after the date hereof) and/or the internet (or any other medium in existence or developed after the date hereof) of auctions taking place at or organised by any auction house anywhere in the world and/or the provision of remote bidding at such auctions;

       "THE TERMINATION DATE"

       the date on which the relevant Seller ceases to be employed by, or to provide services to (whether under a consultancy or other arrangement) the Company or any Associated Company.

7.2 Each Seller agrees with the Buyer that, without prejudice to any other duty imposed by law or equity, it will not without the prior written consent of the Buyer (which consent will be withheld only in so far as may be reasonably necessary to protect the legitimate interests of the Buyer, the Company or any Associated Company or the business of the Company or any Associated Company), either by itself, its employees or agents or otherwise howsoever, on its own account or in conjunction with or as principal, partner, director, employee, consultant or agent or otherwise on behalf of any other person for the Period, directly or indirectly:

       7.2.1 carry on or assist with or be concerned or interested in the carrying on of a Restricted Business (other than by the Sellers and their Associates together having an aggregate holding of shares carrying less than 25% of the voting rights (but no Seller and its Associates having a holding of shares carrying not more than 5% of the voting rights) in such Restricted Business provided that each such holding is by way of passive investment only and does not involve any other participation whatsoever in such business other holding such shares);

       7.2.2 in competition with the Company or any Associated Company deal with, canvass or solicit (or procure or assist the dealing with, canvassing or soliciting of) any Key Third Party;

       7.2.3  in competition with the Company or any Associated Company.

              (a) offer employment to or employ or offer or conclude any contract for services with, canvass or solicit the employment or engagement of any Key Person; or

              (b) procure or assist any third party so to offer, employ, engage or solicit any Key Person (whether or not such person would commit any breach of his contract with the Company or any Associated Company) unless such Key Person had ceased to be employed or engaged by the Company or any Associated Company more than 3 months previously;

       7.2.4 interfere or seek to interfere with the continuance of the Company or any Associated Company dealing with any Key Third Party or do or say anything likely or calculated to lead any person, firm or company to withdraw from or cease to continue dealing with the Company or any Associated Company.

7.3 Each of the Sellers agrees with the Buyer that he will not at any time after the Investor Sellers Closing (other than pursuant to any contract of employment with the Company), whether by himself, his employees or agents or otherwise howsoever:

       7.3.1 engage in any trade or business or be associated with any person, firm or company or permit any person engaged in any trade or business using the name "Trojan", "The Auction Channel" or other trading names owned by the Company or any Associated Company or incorporating the words "Trojan", "The Auction Channel" or any mark or style thereof or any name, mark, style similar thereto;

       7.3.2 in the course of carrying on any trade or business, claim, represent or otherwise indicate any present association with the Company or any Associated Company or for the purpose of obtaining or retaining any business or custom claim;

       7.3.3 without the consent of the Company use, whether on his own behalf or on behalf of any third party, or divulge to any third party any Confidential Information;

       7.3.4 do or say anything with the intention of harming the reputation of the Company or any Associated Company or do anything which could be anticipated to lead to any person ceasing to do business with the Company or any Associated Company.

7.4 If the Company shall have obtained any Confidential Information from any third party under an agreement including any restriction on disclosure known to him, each of the Sellers agrees with the Buyer that he will not at any time without the consent of the Buyer infringe such restrictions.

7.5 Each of the Sellers agrees with the Buyer that the restrictive covenants herein contained are reasonable and necessary for the protection of the value of the Trojan Shares and the Company and each of the Sellers agrees that having regard to that fact those covenants do not work harshly on him.

7.6 Without prejudice to any other rights or remedies that the Buyer may have, the Sellers acknowledge and agree that damages alone would not be an adequate remedy for any breach by any of the Sellers of the provisions of this Clause 7 and that, accordingly, the Buyer shall be entitled without proof of special damage to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of the provisions of this Clause 7 by any of the Sellers.

7.7 Each of the obligations on the Sellers contained in the above provisions of this Clause constitutes an entirely separate and independent restriction on the Sellers notwithstanding that they may be contained in the same sub-Clause, paragraph, sentence or phrase.

8.     EFFECT OF CLOSING

       Any provision of this Agreement and any other documents referred to in it which is capable of being performed after but which has not been performed at or before Closing and all warranties and all covenants and other undertakings (excluding all Warranties and the Tax Indemnity which shall be subject to the provisions of Clause 6) contained in or entered into pursuant to this agreement shall remain in full force and effect notwithstanding Closing.

9.     COSTS, EXPENSES AND INSURANCE

9.1 Except where this Agreement provides otherwise, each party shall pay its own costs and expenses (including all professional fees) relating to the negotiation, preparation, execution and implementation of this Agreement. For the avoidance of doubt, any costs and expenses relating to work done by either Paige & Co or Chiltern Group plc (or any of its Associates) and the Sellers' Accountants relating to the acquisition of any of the shares of the Company by either the Investor Sellers or the Buyer and of Edwards & Co in preparing the Latest Accounts will be paid by the Investor Sellers.

9.2 Any stamp duty payable in respect of the transfer of the Trojan Shares held by the Investor Sellers shall be paid by:-

       (i)    the Investor Sellers; and

       (ii)   the Buyer

       in equal proportions.

9.3 Pending Investor Sellers Closing and for 90 days thereafter the Sellers shall take such steps as are reasonably available to them to maintain in good standing all insurance policies relating to the Company details of which are given in the Disclosure Schedule. The Buyer shall be responsible for making new insurance arrangements for the Company as soon as reasonably practicable after Investor Sellers Closing and undertakes to pay on demand (against evidence thereof) to the Sellers all costs incurred by them properly attributable to keeping the said insurance arrangements in force after Investor Sellers Closing.

10.    NOTICES

10.1 To be effective all notices or other communications under or in connection this Agreement shall be in writing and shall be delivered personally or sent by first class prepaid (airmail if overseas) recorded delivery post or fax (with a confirmation copy sent by post) to the relevant party (for the attention of the person specified below) to be served at its address as stated in this Agreement or to that party's fax transmission number at that address or as notified by that party by written notice to the other. If to the Buyer, for the attention of the Chief Financial Officer of the Buyer and, if to the Sellers, to the Sellers' Representative (on behalf of the Sellers) or, if to one of the Sellers only, to that Seller.

10.2 In the absence of evidence of earlier receipt a notice or communication is deemed given, if delivered personally, at the time of delivery or, if posted, two days (three days if by airmail) after posting it or, if sent by fax on completion of its transmission.

10.3 In proving service it will be sufficient to prove that the personal delivery was made or that the envelope containing the communication was properly addressed as a pre-paid first class (airmail if overseas) recorded delivery letter or that the facsimile was properly transmitted.

11.    ANNOUNCEMENTS

       No announcement, communication or circular concerning the transactions referred to in the Option Agreement, this Agreement or the Deed of Assignment shall be made or issued by or on behalf of the Sellers, without the prior written approval of the Buyer (such approval not to be unreasonably withheld or delayed) during any period prior to or within three (3) months after Investor Sellers Closing. This shall not apply to any announcement, communication or circular required by law or the rules of any stock exchange.

12.    CONFIDENTIALITY

12.1   Each party agrees that at any time after the Investor Sellers Closing:-

       (a) that it will not use or disclose to any third party or use any confidential information relating to another party disclosed to it by the other except as expressly permitted in this Agreement; and

       (b) that it will take all reasonable measures to maintain the confidentiality of all confidential information of the other party in its possession or control, which in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance, but in no event with less than due care.

12.2 Notwithstanding any of the foregoing, each party may use or disclose confidential information:-

       (a)    to the extent required by law; or

       (b) to the extent that such confidential information becomes publicly known except by breach of another party of this Clause 12; or

       (c) on a "need-to-know" basis under obligations of confidentiality no less restrictive than those contained in this Agreement to its legal counsel, accountants, banks and other financing sources and their advisers.

12.3 For the purposes of Clause 12.1, the terms and conditions of this Agreement will be deemed to be confidential information.

13.    GENERAL

13.1 This Agreement, the SPA Escrow Agreement, the Debt Escrow Agreement, the Deed of Assignment, the Option Agreement and each of the other documents referred to in Schedule 4 constitute the entire agreement and understanding between the parties and supersedes any previous agreement, arrangement or understanding between the parties in relation to the subject matter of this Agreement, the SPA Escrow Agreement, the Debt Escrow Agreement, the Deed of Assignment or the Option Agreement.

13.2 Each of the parties acknowledges and agrees that in entering into this Agreement, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement.

13.3 The only remedy available to any party for breach of the Warranties shall be for breach of contract under the terms of this Agreement. Nothing in Clauses 13.1 and 13.2 shall, however, operate to limit or exclude any liability for fraud.

13.4 No variation of this Agreement or the Option Agreement shall be effective unless made in writing and signed by or on behalf of each party.

13.5 If there shall be any conflict between the provisions of this Agreement and the provisions of the Option Agreement, the Escrow Agreements then the provisions of this Agreement shall prevail. Except as expressly provided otherwise in this Agreement, the Option Agreement shall remain in full force and effect. Each of the parties hereto undertakes with each of the others to fully and promptly observe and comply with the provisions of the Option Agreement to the intent and effect that each and every provision shall be enforceable by the parties hereto inter se and in whatever capacity.

13.6 This Agreement may be executed in any number of counterparts all of which together shall constitute a single instrument.

13.7 The termination of this Agreement for whatever cause shall not prejudice or affect the rights or remedies of either party against the other in respect of any antecedent breach of this Agreement and shall not prejudice the rights or remedies of either party in respect of any sums or sum of money owed or owing from one party to the other.

13.8 The failure or delay in exercising any right, remedy, power or privilege provided by this Agreement or by law does not constitute a waiver thereof. No single or partial exercise either party of any right, remedy, power or privilege provided by this Agreement or by law shall prevent any further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of and are without prejudice to any rights or remedies provided by law or otherwise.

13.9 No breach of any provision of this Agreement or the Option Agreement shall be waived or discharged except with the express written consent of the parties.

13.10 If any provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected. The parties further agree to replace such void or unenforceable provision of this Agreement with valid and enforceable provisions that will achieve, to the greatest extent possible, the economic, business and other purposes of the illegal or unenforceable provision.

14.    SELLERS' REPRESENTATIVE

14.1 Save in relation to Clause 7, each of the Sellers hereby irrevocably appoints Brent Cohen ("the Sellers' Representative") to conduct on behalf of the Sellers all dealings, negotiations and discussions with the Buyer on its behalf and hereby irrevocably authorise the Sellers' Representative on behalf of the Sellers to give any approval, consent, agreement or licence or to be consulted with or enter into any settlement or conduct of any proceedings, in each case, in connection or in relation to this Agreement, the Escrow Agreements or any other document referred to in this Agreement and the subject matter of each such document.

14.2 The Sellers' Representative agrees that he shall only act pursuant to Clause 14.1 as instructed by the holders of a majority in number of the Trojan Shares immediately prior to the Investor Sellers Closing Date.

       the holders of a majority in number of the Trojan Shares immediately prior to the Investor Sellers Closing Date.


14.3 Buyer shall not be required to deal with any person other than the Sellers' Representative in relation to the matters referred to in Clause
       14.1 or be concerned as to whether the Sellers' Representative is properly authorised to do any of those matters referred to in Clause 14.1.

14.4 To the extent that Clause 14.1 does not constitute sufficient authority to the Sellers' Representative to do any of things referred to therein, each of the Sellers appoints the Sellers' Representative to be its attorney to do any of those things referred to in Clause 14.1

14.5 Each of the Sellers hereby ratifies and confirms and agrees to ratify and confirm whatever the Sellers' Representative shall do or propose to do in the exercise or purported exercise of its powers pursuant to this Clause 14.

15.    GOVERNING LAW AND JURISDICTION

15.1 This Agreement shall be governed by and construed in accordance with English law and the parties irrevocably submit to the non-exclusive jurisdiction of the English courts as regards any claim, dispute or matter ensuing in relation to this Agreement.

15.2 Each of the Sellers and the Buyer hereby irrevocably designate, appoint and empower (in the case of the Sellers) the Sellers' Agent and (in the case of the Buyer) the Buyer's UK Solicitors as its agent to receive for and on its behalf service of process in any legal action, matter or proceedings with respect to this Agreement service on whom shall be deemed completed whether or not received by the Sellers or the Buyer as the case may be. Each party shall inform the other in writing of any change in the address of its process agents within 28 days. If such process agents cease to have an address in England, the relevant party irrevocably agrees to appoint new process agents acceptable to the other party and deliver to it within 14 days a copy of a written acceptance of appointment by its new process agents. Nothing contained in this Agreement shall however affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgment or other settlement in any other courts.

16.    ADMISSION OF MINORITY SHAREHOLDERS

16.1 Each of the Sellers agrees that by the date being six months after the Investor Sellers Closing Date that it shall [use reasonable endeavours to] procure, at their own cost, that each of the Minority Shareholders becomes a party to this Agreement and to provide to the Buyer all of the benefits of this Agreement by executing the deed of adherence in the form attached as Schedule 5 (the "Deed of Adherence") and delivering the signed Deed of Adherence to the Buyer and by performing its obligations hereunder. Upon delivery of the Deed of Adherence by such Minority Shareholder, such person shall become a party to this Agreement and shall be deemed a Seller within the meaning of this Agreement with all of the rights and obligations of a Seller under this Agreement and complying in all respects with Section 9 of the Escrow Agreements.

16.2 Any costs or expenses of the Buyer in procuring that any of the Minority Shareholders shall execute a Deed of Adherence or execute an acknowledgement in respect of their shareholding in the Company and a waiver in respect of any claims in relation to such shareholding on or after the date referred to in clause 16.1 shall be reimbursed by the Sellers to the Buyer.

IN WITNESS of which this Agreement has been duly executed and delivered as a deed the day and year first above written.

EXECUTED as a Deed            )
For and on behalf of          )         /s/ KEVIN BERMEISTER
BRILLIANT DIGITAL             )
ENTERTAINMENT, INC            )



EXECUTED as a Deed            )
For and on behalf of          )         /s/ HEINZ LAUMANN
SF INTERNATIONAL              )
LIMITED                       )







EXECUTED as a Deed            )
For and on behalf of          )         /s/ MICHAEL STEVENS
COMMTEL SERVICES              )
LTD                           )







EXECUTED as a Deed            )
For and on behalf of          )         /s/ TIM HELFET
TB INVESTMENTS LLC            )

                                   SCHEDULE 1

                                   THE SELLERS


NAME AND ADDRESS                            NO OF                PROPORTION OF
                                            TROJAN SHARES        CONSIDERATION
Column 1                                    Column 2             Column 3

PART A.     THE INVESTOR SELLERS

            SF International Limited           680,000            34%
            Tropic Isle Building
            PO Box 438
            Road Town
            Tortola
            British Virgin Islands

            Commtel Services Ltd               340,000            17%
            Teacher Stem Selby Solicitors
            37-41 Bedford Row
            London  WC1R  4JH

            TB Investments LLC                 680,000            34%
            11701 Wetherby Lane
            Bel Air
            California 90017
            USA

PART B.     THE MINORITY SHAREHOLDERS            NO. OF TROJAN   PROPORTION OF
                                                 SHARES          CONSIDERATION
            Column 1                             Column 2        Column 3

            Joanne Bogle, 1 Purton Road,           3,000          0.15%
            Bishopston, Bristol, BS7 8DB

            Matthew Broad, 25 Blakeney Road,       3,000          0.15%
            Patchway, Bristol, BS34 5LY

            Morten Buskop, c/o TV Huset AS,        7,500          0.375%
            PO Box 142, Lilleaker, 0216
            Oslo, Norway

            Lynn Cairns, Hughes Parry Hall,        6,000          0.30%
            Cartwright Gardens, London, WC1H
            9EF

            Martin P Caulfield, 23                 9,000          0.45%
            Briarwood, Westbury-on-Trym,
            Bristol, BS9 3QY

            G D Clutterbuck, Wits End,             3,000          0.15%
            Merryhill Farm, Wrington,
            Somerset, BS18 7TS

            Jeffery Coles                          3,000          0.15%


                                    Page 28


            Clifford Cooper, 22 Denmark            6,000          0.30%
            Street, London, WC2 8NY

            Alan Cameron Stewart Crawford,         3,000          0.15%
            19 Lyndhurst Road,
            Westbury-on-Trym, Bristol, BS9
            3QY

            Carol Lynne Crawford, 19               6,000          0.30%
            Lyndhurst Road,
            Westbury-on-Trym, Bristol, BS9
            3QY

            William D Cussen, 49 Neville           4,500          0.225%
            Road, Bishopston, Bristol, BS7
            9HG

            Timothy Miles Davey, 174              30,000          1.5%
            Shirehampton Road, Bristol, BS9
            2EB

            Jason Peter Gleave, MV                40,500          2.025%
            Boanaventure, Putney Pier,
            Embankment, London, SW15 1LB

            Judith Wendy Howells, King's           6,000          0.3%
            Arms Cottage, 56 Redwick Road,
            Pilning, Bristol, BS7 9EG

            Roger Godfrey Howells, King's          3,000          0.15%
            Arms Cottage, 56 Redwick Road,
            Pilning, Bristol, BS7 9EG

            TV Huset AS, PO Box 142,               9,000          0.45%
            Lilleaker, 0216 Oslo, Norway

            Leighwood  Investments Ltd, c/o       39,000          1.95%
            PO Box 161, Dixcart House, Sir
            William Place, St Peter Port,
            Guernsey C.1.

            Anthony Charles Orsten, 5              6,000          0.30%
            Vicarage Gardens, Petten End,
            Berkhamsted, Berkshire, HP2 2RL

            John Plummer, 4 Downry Place,          3,000          0.15%
            Hotwells, Bristol, BS8 4QL

            Justina Louise Presland               15,000          0.75%

            Roy Reed                              30,000          1.5%

            Steven A Rogers, 110a High            21,000          1.05%
            Street, Bathford, Bath,
            Somerset, BA1 7TH
                                                   6,000          0.3%
            Alan T & Janice S Starr,
            3 Bramwhite Close,
            Bristol, BS5 8EN

            Melenie Starr, 24 St Anne's            3,000          0.15%
            Close, Cadbury Heath, Worley,
            Bristol, BS15 5EH

            Rodney Starr, 24 St Anne's             6,000          0.3%
            Close, Cadbury


                                    Page 29


            Heath, Worley,
            Bristol, BS15 5EH

            Ola Birgur Steinsrud, c/o TV          15,000          0.75%
            Huset AS, PO Box 142, Lilleaker,
            0216 Oslo, Norway

            Paul Whitman, 122 Beaufort Road,       9,000          0.45%
            St George, Bristol, BS5 8EN

            Christian Wilse                        4,500          0.225%

                                   SCHEDULE 2

                           PARTICULARS OF THE COMPANY


Date and Place of Incorporation:     18 June 1996 in England


Registered Number:                   3213333


Registered Office:                   Sceptre House, 169-173 Regent Street,
                                     London, W1R 7FB


Authorised Share Capital:            (British Pounds)2,000 divided into
                                     2,000,000 Ordinary Shares of 0.1p each


Issued Share Capital:                2,000,000 Ordinary Shares  of 0.1p

                                     Held by the Investor Sellers and the
                                     Minority Shareholders as set out in
                                     Schedule 1.

Particulars of any issued
share capital not fully paid up:     None

Accounting Reference Date:           30 June


Names and addresses of
Directors:                           (1) Jason Peter Gleave, MV
                                     Bonaventure, Putney Pier, Putney,
                                     London, SW15 1LB

                                     (2) Ola Birger Steinsrud, Lone Star Ent AB,
                                     Borgestadveien 2A, Oslo 0875, Norway

Name and address of Secretary:       CHT Secretaries Limited of Sceptre House,
                                     169-173 Regent Street, London, W1R 7FB
Name and address (and reference)
of Auditors:                         Edwards & Co of Sceptre House,
                                     169-173 Regent Street, London, W1R 7FB

Names of subsidiaries:               None

                                   SCHEDULE 3

                                     PART A
                 REPRESENTATIONS WARRANTIES AND UNDERTAKINGS
                                  "WARRANTIES"


1.    SHARE CAPITAL, OWNERSHIP AND AUTHORITY

1.1 Each of the Sellers, has full power and authority and legal capacity to enter into and perform this Agreement. This Agreement, constitute or when executed will constitute binding obligations on each of them enforceable against each in accordance with their terms

1.2 Each of the Sellers and the Minority Shareholders is the sole legal and beneficial owners of the ordinary shares of 0.1p each in the capital of the Company ("Ordinary Shares") set opposite its name in column 2 of
      Schedule 1 and the Ordinary Shares set opposite its name in column 2 of
      Schedule 1 represent the percentage (set out opposite in column 3 of Schedule 1) of the Company's entire issued share capital and all of which are fully paid up. The entire issued and allotted share capital of the Company is as described in Schedule 2 and held as set out in Schedule 1 and is fully paid up. At Closing each of the Sellers will have the right to sell and transfer the full legal and beneficial ownership of the Trojan Shares to the Buyer on the terms of this Agreement, free from all claims, liens, charges and encumbrances and without the consent, permission or conditions of any third party.

1.3 Other than this Agreement and the Option Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of the Company (including, without limitation, an option or right of pre-emption or conversion).

1.4 There is no Encumbrance on over or affecting any of the issued Ordinary Shares and there is no agreement or arrangement to give or create any such Encumbrance and no claim has been made or threatened (or is anticipated to be made or threatened) by any person to be entitled to any of the foregoing.

1.5 The Company is not and has not within the past three years been the legal or beneficial owner of nor is it committed to acquire any interest in shares or securities of any description.

1.6 Pursuant to the Joint Venture Arrangements (as defined in the Deed of Termination), SF International Limited acquired certain joint venture rights as set out in the Joint Venture Arrangements. Neither SF International Limited nor any other person has exercised any of its rights pursuant to the Joint Venture Arrangements and neither the Company, SF International Limited nor the joint venture entities the subject of the Joint Venture Arrangements have any claim as against the other in respect of the Joint Venture Arrangements. None of the joint venture entities the subject of the Joint Venture Arrangements have at any time traded.

1.7 The Company is in all respects duly organised and registered, validly existing for an indefinite duration under the laws of England and the Company has all requisite corporate power to carry out its business as it is now being conducted, and the said business has been conducted and is now being conducted in conformity with all applicable laws.

1.8 The Company has full corporate power and corporate authority to carry on its business as it is now being conducted and to own, lease and operate the property and assets that it now owns and leases.

1.9 The issued share capital of the Company is duly authorized, validly issued, fully paid and nonassessable and has not been issued in violation of any statutory preemption right or any preemption right contained in the articles of association of the Company from time to time.

1.10 Each of the Sellers has the requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated therein. The execution, delivery and performance of this Agreement have, where relevant been duly authorized by each Seller, and this Agreement constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms.

1.11 The execution and delivery of this Agreement by the Sellers and the consummation of the will not so far as the Sellers are aware, result in a breach of any Material Contract.

1.12 No authorization, approval or consent of, or any action of, or any registration or filing with, any court or administrative or regulatory authority that has not been obtained, taken or made, is required for or in connection with the execution, delivery or performance of this Agreement by any of the Sellers or to ensure its validity or enforceability.

1.13 By execution of stock transfer forms, registration of such transfers and delivery of a certificate or certificates representing theTrojan Shares, each of the Sellers will transfer to the Buyer valid and marketable title to the Trojan Shares of that Seller, free and clear of any pledge, lien, security interest, charge, claim, equity, encumbrance or security interest and together with all rights attaching to them.

1.14 As far as the Sellers are aware, having made all due and careful enquiry, there is no litigation, proceeding, claim or investigation pending, threatened or proposed in any manner involving any Seller or the Company or any of the properties or assets of either of them or which questions the validity of this Agreement or any action taken or to be taken by any Seller under this Agreement.

2.    INFORMATION

2.1 All information to the extent given in writing by, or on behalf of, each of the Sellers or the Company to the Buyer, its advisers or agents before or during the negotiations leading to this Agreement is true, complete, accurate and not misleading.

2.2 The information set out in Schedule 1 and in the Disclosure Schedule is true, complete, accurate and not misleading.

2.3 All information about the Trojan Shares and the Company's business which might be material for disclosure to a buyer of the Trojan Shares has been disclosed in the Disclosure Schedule.


3.    ACCOUNTS AND FINANCE

3.1 The Latest Accounts (including all books and records relevant to them) were prepared and audited on a proper and consistent basis in accordance with the law and applicable standards, principles and practices generally accepted in the United States of America and:-

      3.1.1 are true complete and accurate in all material respects, set out in all material respects accurately and correctly all assets and liabilities (whether actual or contingent) of the Company as at the Latest Accounts Date, show a true and fair view of the assets, liabilities and state of affairs of the Company at the Latest Accounts Date and of the profits and losses of the Company for the period ended on the Latest Accounts Date and are not affected by any extraordinary or exceptional items or non-recurring item or by another fact or circumstance making the profit or loss for the period covered by the Latest Accounts artificially or unusually high or low; and

      3.1.2 fully disclose and contain either full provision or full particulars in notes (conforming with good accountancy practice) in respect of all bad and doubtful debts and all Liabilities of the Company as at the Latest Accounts Date;

      and no change has been made in the accounting policies used in preparing the accounts for the previous Financial Year.

3.2 In the Latest Accounts the value attributed to each asset used in preparing the Latest Accounts does not exceed its net realisable value and the Company's Liabilities were not undervalued in any material respect.

3.3 Except as disclosed in the Latest Accounts, the Company does not have outstanding and has not agreed to create or incur loan capital, borrowing or indebtedness in the nature of borrowing, including without limitation, a bank overdraft, a liability under an acceptance (other than a normal trade bill) and an acceptance credit.

3.4 The Company is not a party to and is not liable (including, without limitation, contingently) under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation.


3.5 Subject to 3.6 below the Management Accounts have been prepared on a basis consistent with the Latest Accounts.


3.6 The Management Accounts have been prepared to a "review" standard as such term is generally understood under US accounting principles and practices.


4.    EVENTS SINCE THE LATEST ACCOUNTS DATE

      Since the Latest Accounts Date and, in the case of 4.1 to 4.3, to the best of the Sellers' knowledge and belief:

      4.1 the Company's business has been operated in the usual way so as to maintain it as a going concern;

      4.2 there has been no adverse change in the financial or trading position or prospects of the Company; and

      4.3 no material change has occurred in the assets and liabilities shown in the Latest Accounts.


      4.4 the Company has not terminated or amended any agreement, arrangement or understanding or waived or released any right or claim of material value;


      4.5 the Company has not ceased to deal with any Key Third Party or received any notice of termination;


      4.6 the Company has not received any notice of the termination, or proposed or intended termination, of or changes or desired changes to the terms of any of the Material Contracts;


5.    LITIGATION

5.1 The Company is not in default under any agreement to which it is a party or in respect of any other obligation binding upon it and it is not engaged (whether as plaintiff defendant or otherwise) in any litigation (whether civil or criminal), arbitration, tribunal inquiry or other proceedings or dispute and none of the foregoing is or are pending or threatened either by or against the Company nor are there any facts or circumstances which may lead to any of the foregoing or to any proceedings against any director or employee of the Company in respect of any act or default for which the Company might be vicariously liable.

5.2 To the best of the Sellers' knowledge and belief no governmental or other investigation or inquiry is in progress or threatened in respect of the Company or its business and (so far as the Sellers are aware) there are no circumstances likely to lead to any of the same.

5.3 The Company has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction.

5.4 Neither the Company nor any of its officers has committed any criminal illegal tortious or unlawful act (except traffic offences not being indictable offences in the case of officers) or committed any breach of contract or committed or omitted to do any act or thing which could give rise to the Company being liable to any fine, penalty, sanction, loss or similar event.


5.5 The Company has obtained and complied with the terms and conditions of each Permit details of which have been disclosed to the Buyer.

5.6 Each Permit is in force and unconditional or subject only to a condition that has been satisfied (and nothing more remains to be done under the condition). No expenditure or work is or will be necessary to comply with, maintain or obtain a Permit. There is no indication that any Permit might be revoked, suspended, cancelled, varied or not renewed. No Permit and no condition to which any Permit is subject is personal to any of the Sellers.

5.7 Each action required for the renewal or extension of each Permit has been taken.

5.8 No Permit will be revoked, suspended, cancelled, varied or not renewed as a result of the execution or performance of this Agreement or a document to be executed at or before Closing.

5.9 No fees or expenses have been paid or are or will be payable by the Company the payment of which would constitute "financial assistance" pursuant to Section 151 of the Companies Act in connection with the acquisition by either the Investor Sellers or the Buyer of any of the share capital of the Company.

6.    INTELLECTUAL PROPERTY RIGHTS

6.1 All Intellectual Property Rights relating to or used in connection with the business of the Company (the "COMPANY INTELLECTUAL PROPERTY Rights") are so far as the Sellers are aware specified in the Disclosure Schedule and are :

      6.1.1 legally and beneficially owned by, and validly granted to, the Company alone free from any licence, Encumbrances, restriction on use or disclosure obligation;

      6.1.2 listed and briefly described in the Disclosure Schedule.

      6.1.3 not, and, so far as the Sellers are aware, will not be, the subject of a claim or opposition from a person (including, without limitation, an employee of the Company) as to title, validity, enforceability, entitlement or otherwise.


6.2 The Company Intellectual Property Rights comprise all the Intellectual Property Rights necessary for the Company to operate its business as it has been operated at any time before the date of this Agreement.

6.3 All Company Intellectual Property Rights is valid, subsisting and enforceable, there is in full force and effect any registrations of Intellectual Property Rights required to enable the Company to exercise fully such rights, and, in the case of Company Intellectual Property which is registered, all renewal fees in respect thereof have been duly paid.

6.4 Nothing has been done by the Company or by any other person whereby any of the Company Intellectual Property Rights has ceased or might cease to be valid and enforceable or whereby any person is or will be able to seek cancellation, rectification or any similar remedy in relation to any such rights.

6.5 There have been and there are no infringements of any of the Company Intellectual Property Rights and none is threatened.

6.6 The Company has not granted and is not obliged to grant or enter into any licence, sub-licence, assignment, consent or any other right in respect of the Company Intellectual Property Rights. The Intellectual Property Rights not owned by the Company but used by it in relation to its business are used under licences which are currently in force and no claims have been made in respect of any such use nor are any applications pending which if pursued or granted might be material in relation to such use.

6.7 All computer software used in the business of the Company is governed by valid licence agreements which will continue in full force and effect for an indefinite period following Closing.


6.8 The Company's business and the products and services used in or supplied by the Company do not now nor did they at any time since its incorporation infringe any Intellectual Property Rights of any third party; and will not, to the best of the knowledge, information and belief of the Sellers, give rise to any claim for infringement, misuse, payment or otherwise.


6.9 The Company is not, nor has at any time been, in breach of any agreement relating to the use by the Company of any Company Intellectual Property Rights owned by a third party and no other party to any such agreement is, or has at any time, been in breach thereof.


6.10 The Company has taken all reasonable steps to preserve the confidentiality of all know-how, trade secrets, price or customer or supplier lists, formulae, confidential information or secret processes relating to or used in or in connection with the business of the Company.


6.11 There are no confidentiality or other agreements in favour of the third parties which restrict the free use or disclosure of Company know-how by the Company.


6.12 The goods and services supplied in the course of, and the processes employed in, the business of the Company are free of inherent defects of design (whether known or not).


7.    TRADING

7.1 The trade of the Company comprises exclusively the business summarised in the Executive Summary. The Company has no obligations or liabilities (actual, accrued or contingent) other than those directly related to, and incurred in the ordinary course of such trade.

7.2 During the year ending on the date of this Agreement no Key Third Party has (or is likely to do so):


(a) stopped, or indicated an intention to stop, dealing with, trading with or supplying or otherwise terminate its arrangements with the Company;

(b) reduced, or indicated an intention to reduce, substantially its dealing with, trading with, or supplies to the Company; or

(c) changed, or indicated an intention to change, substantially the terms on which it is prepared to deal with, trade with or supply the Company.

7.3 So far as the Sellers are aware, the attitude of the Key Third Parties and the employees with regard to the Company will not be prejudicially affected by the execution or performance of this Agreement or a document to be executed at or before Closing.

8.    CONTRACTS

8.1   In relation to the Material Contracts:

      8.1.1 the same are reduced to writing, in the name of or validly legally assigned to the Company, are not unauthorised, invalid or unenforceable and (where necessary) have been appropriately registered;

      8.1.2 neither the Company nor (to the best of the Sellers' knowledge information and belief) any third party is in breach of any of the same;


      8.1.3 are listed in the Disclosure Schedule and the material terms thereof are set out in the Disclosure Schedule.


8.2 The Material Contracts comprise all the agreements, arrangements or obligations entered into by the Company which are material, long-term, onerous or unusual (including, without limitation):

      8.2.1 material in the context of the carrying on of the business of the Company;

      8.2.2 an agreement, arrangement or obligation entered into other than in the usual course of its business;


      8.2.3 an agreement, arrangement or obligation entered into other than by way of a bargain at arm's length;


      8.2.4 an agreement or arrangement restricting the Company's freedom to operate the whole or part of its business or to use or exploit any of its assets as it decides;


      8.2.5 an agreement, arrangement or obligation which the Company cannot comply with on time or without undue or unusual expenditure of money or effort.


      8.2.6 to govern or exploit the Company Intellectual Property Rights; or


      8.2.7 between the Company and any of the Sellers.


8.3 The Company has not entered into or incurred or assumed any contract or Liability of a material or unusual nature or which is not in the ordinary course of trading consistent with past practice or pursuant to which the Company is required to make a payment in excess of (British Pounds)50,000 or periodic payments which involved or may involve total annual expenditure in excess of (British Pounds)50,000 per contract or commitment (or series or related associated contracts and or commitments).

9.    INSOLVENCY

9.1 There has not been and there is not, in respect of the Company or any part of its business or assets, any order made, petition presented or resolution passed for its winding up or any voluntary arrangement or administration order (both as defined in the Insolvency Act 1986) or any proposal or petition therefor or any distress, execution or other process levied or any receiver, administrative receiver, administrator or other encumbrancer appointed or any event analogous to any of the foregoing in or outside England or any unfulfilled or unsatisfied judgment or court order outstanding or any delay by the Company in the payment of any obligation due for payment or any circumstance which might lead to any of the foregoing.

9.2 The Company has not stopped payment nor ceased to carry on business nor is it insolvent nor is it unable to pay its debts for the purposes of section 123 of the Insolvency Act 1986.

10.   EMPLOYEES

10.1 The following details are set out in the Disclosure Schedule:

      10.1.1 in the case of all employees of the Company their names jobs and short details of their terms of employment including years of continuous service for redundancy purposes;

      10.1.2 in the case of officers of the Company, key personnel and consultants engaged by the Company the above details and full details of their terms of employment or engagement;


      10.1.3 full details of any benefit received by any employee otherwise than in cash.


10.2 None of the officers employees or consultants is contemplating leaving the service of the Company.

10.3 Except in relation to any direct written dealings of the Buyer with individual employees or officers of the Company there is not in operation as at date of this Agreement, and there has not been in operation at any time prior to the date of this Agreement, and no proposal has been announced to enter into or establish, any agreement, arrangement, custom or practice (whether legally enforceable or not and Approved or not) for the payment of, or payment of a contribution towards, a pension, allowance, lump sum or other similar benefit on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement (whether during service or after retirement), for the benefit of an employee or consultant of the Company or such a person's dependants in relation to the leases or licences under which the same are occupied.


11.   THE PROPERTIES

      The Properties comprise all the land and premises or otherwise owned occupied or otherwise used by the Company and together with any fixtures and fittings thereon free from any Encumbrances. The Properties which are occupied or used by the Company in connection with any business carried on by the Company and are so occupied or used lawfully by right of ownership or under lease or licence and the terms of any such leases, licence, statute or by law permit such occupation and use. The Disclosure Schedule contains details of the terms thereof and the notice period to be given by each party thereto. There are no liabilities, obligations, disputes or breaches in relation to the Properties other than as set out in the Disclosure Schedule and on termination upon three months' notice of such leases or licences there will be no liabilities except as set out in the Disclosure Schedule. The Company's use, occupation or otherwise of the Properties will not be determined, determinable or varied as a result of the execution or performance of this Agreement or a document to be executed at or before closing. The right to occupy or otherwise use the Properties will continue until determined by the Company as above. The Company has no continuing liability in respect of any other Properties formerly owned or occupied by the Company.

12.   YEAR 2000

12.1 Each item of equipment and software program used by the Company (a "COMPANY SYSTEM") in the course of its business has been produced, tested and/or amended in a manner which ensures that:

      (a) a change of, reference to or use of a date before, on or after 31 December 1999 in the operation of that Company System, whether alone or in conjunction with each other Company System, will not have adverse effect on, nor give rise to inconvenience in, the operation of that Company System; and

      (b) the inclusion of a date or dates before, on or after 31 December 1999 in the date information exchanged with any item of equipment and software program which is not a Company System but with which that Company System exchanges date information in the course of business will not have adverse effect on, nor give rise to inconvenience in, that exchange of date information or the subsequent use of that date information.


13.   TAX

13. The Company has made all returns and supplied all information and given all notices to the Inland Revenue or other Taxation Authority as reasonably requested or required by law within any requisite period and all such returns and information and notices are correct and accurate in all material respects and are not the subject of any dispute and so far as the Sellers are aware there are no facts or circumstances likely to give rise to or be the subject of any such dispute.

13.2 The Company has duly and punctually paid all Taxation to the extent that the same ought to have been paid and is not liable nor has it so far as the Sellers are aware within the last three years been liable to pay any penalty or interest in connection with any such Taxation.

13.3 The Company has properly operated the PAYE system deducting Taxation as required by law from all payments to or treated as made to or benefits provided for employees, ex-employees or independent contractors of the Company (including any such payments within section 134, Taxes Act) and duly accounted to the Inland Revenue for any Taxation so deducted and has complied in all respects with its reporting obligations to the Inland Revenue in connection with any such payments made or benefits provided.


13.4 So far as the Sellers are aware, the Company has maintained sufficient records to enable it to calculate any present or, so far as possible, future liability for Taxation of the Company or its entitlement to any deduction relief or repayment of Tax and such records are true, accurate and complete.

13.5 The Company is not and has never been a close investment holding company within the meaning of section 13A, Taxes Act (close investment holding companies).

14.   SELLERS' INTERESTS

14.1 Save for ownership of the Company, neither the Sellers, the Minority Shareholders nor any of their Associates has any interest, direct or indirect, in any business which competes or is likely to complete with the business of the Company or in any assets which are necessary or expedient for or relate to the continuation of the business of the Company as carried on prior to the date hereof.

14.2 The Disclosure Schedule contains an accurate description of all guarantees, indemnities, mortgages and other encumbrances given by the Company in respect of any of the Sellers' or their Associates' obligations and of all loans or other financing commitments made or extended by the Sellers, the Minority Shareholders or their Associates to the Company.

                                       PART B

                              THE US SELLER WARRANTIES

1. He/She understands that an investment in the Buyer's Common Stock or warrants to purchase Buyer's Common Stock ("Warrants") to be issued to the Sellers under this Agreement and shares of Common Stock issuable upon exercise of such Warrants (collectively, the "Securities") involves a high degree of risk, and he/she is able to bear the risk of an entire loss of the investment; of evaluating the merits and risks of an investment in the Securities.

2. He/She understands that the issuance of the Securities have not been registered under the Securities Act of 1933 (the "Securities Act") or under any state securities laws. He/She is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer placed on the Securities may result in his/her being required to hold the Securities for an indefinite period of time.

3. He/She is acquiring the Securities for his/her own account, and not as a nominee or agent for others, and not with a view to resale or distribution of any part thereof, and he/she has no present intention of selling or distribution the Securities.

4. He/She is an accredited investor for purposes of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

5. He/She believes that he/she has received all the information he/she considers necessary or appropriate for deciding whether to acquire the Securities, and he/she has had an opportunity to ask questions and receive answers from the Buyer and he/she officers and directors regarding the business, prospects and financial condition of the Buyer.

6. He/She agrees not to sell, assign, transfer or otherwise dispose of (collectively, "Transfer") any of the Securities except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to the Buyer any Transfer of the Securities by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Buyer may require the contemplated transferee to furnish the Buyer with an investment letter setting forth such information and agreements as may be reasonably requested by the Buyer to ensure compliance by such transferee with the Securities Act. 7. Each certificate evidencing the Securities will bear the following

Legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

                                     PART C

                          THE FOREIGN SELLER WARRANTIES


1. He/She acknowledges that the issue of the Securities shall be made subject to the restrictions contained in the US Securities and Exchange Commission's Regulation S, as such regulation is in effect on the Closing Date, and otherwise in compliance with applicable US law. He/She acknowledges that he/she has access to all filings made by Buyer under the US Securities Exchange Act of 1934, as amended, including its Annual Report on Form 10-KSB for the year ended December 31, 1998 and each of its Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission thereafter, and that he/she has had access to such financial and other information concerning Buyer and the Securities as he/she deemed necessary in connection with his/her agreement with Buyer concerning issue of the Securities to him/her in connection with his/her agreement with Buyer concerning issue of the Securities to such Foreign Seller, including an opportunity to ask questions of and request information from Buyer and its management. Without limiting the generality of the foregoing he/she acknowledges that Securities which may be delivered to him/her pursuant to this clause - shall be restricted securities which have not been registered under the Securities Act 1933, as amended, and that until the expiration of the restricted period provided under Regulation S, an offer or sale of the Securities shall not be made by him/her within the United States or to, or for the account or benefit of, a US person within the meaning of Rule 902(k) of the US Securities Act of 1933, as amended

      He/She was outside of the United States at both the time the offer of the Securities was received and at the time this Agreement was entered into.

2. He/She is acquiring the Securities for investment purposes only and not for the purpose of sale or distribution of the Securities in the United States or in a manner that does not comply with the requirements of Regulation S. He/She acknowledges that the Securities to be acquired by him/her pursuant to this Agreement are not registered under the Securities Act and cannot be sold or otherwise disposed of except in compliance with the Securities Act or in reliance upon an exemption from the Securities Act. He/She acknowledges that the certificates(s) representing the Securities shall bear a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATOIN STATEMEENT UNDER THE ACT, REGULATIONS OR AN EXEMPTION FROM REGISTRATION AND OTHERWISE IN ACCORDANCE WITH The TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL UNDERSIGNED OF THE SECURITIES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER".

                                   SCHEDULE 4

                              CLOSING ARRANGEMENTS


At Closing:

BOARD MEETINGS

1. The Sellers shall procure that a Board Meeting of the Company is duly convened and held at which valid resolutions are passed:

      1.1 that the transfers referred to in paragraph 2 below be approved for registration, and that the Buyer and/or its nominees be forthwith placed on the register of members of the Company as the holders of the Trojan Shares;

      1.2   that there be appointed as:-


            (i) directors of the Company, any two of Tim Helfet, Brent Cohen, Martin Scheurmann and Michael Stevens as the Investor Sellers shall nominate by notice to the Buyer within seven days of Closing unless the Buyer elects that such persons shall not be Directors; and

            (ii)  secretary of the Company, HAL Management Limited.

      1.3 that current instructions to banks be cancelled and be replaced with any new instructions required by the Buyer;

      1.4 that the resignations of the directors, secretary and auditors referred to in paragraph 2 below be tendered and accepted;

      1.5   that PriceWaterhouseCoopers be appointed as Auditors of the Company;

      1.6 that the accounting reference date of the Company be changed to such date as the Buyer shall specify;

      1.7 that the situation of the registered office of the Company be changed to such address as the Buyer shall nominate;

      1.8 that service agreement in the agreed form be approved by and signed on behalf of the Company;

      1.9 that any other document to be executed by the Company be approved by and signed on behalf of the Company.

DELIVERY BY SELLERS

2. The Sellers shall comply with its obligation pursuant to Clause 4.1(ii) and shall deliver to the Buyer's Solicitors:

      2.1 copies certified as correct by the Secretary of the Company of the resolutions passed at the Board Meeting referred to in paragraph 1 above;

      2.2 duly executed transfers of the Trojan Shares in favour of the Buyer or its nominees together with the relevant share certificates;


      2.3 any powers of attorney or other authorities under which any transfers have been executed which shall be duly stamped and executed;


      2.4 subject to the due holding of the Board Meeting referred to in paragraph 1 above the written resignation in the agreed form of Ola Steinsrud as director of and of CHT Secretaries Limited as secretary of and from all other offices, places or positions of profit with the Company with effect from Closing and a written acknowledgement under seal from each of them in such form as the Buyer requires waiving any claim he may then or afterwards have against the Company on any grounds whatsoever and stating that no agreement or arrangement is outstanding under which the Company has or could have any obligation to him;


      2.5 the resignation in the form prescribed by the Companies Act of Edwards & Co. as auditors of the Company with effect from the closing of the said Board Meeting, such resignation to state that they have no claim against the Company for outstanding professional fees or otherwise howsoever;


      2.6 the statutory books, certificate(s) of incorporation and of incorporation on change of name, up to date as at Closing, and the Common Seal of the Company;


      2.7 all cheque books containing unused cheques relating to all bank accounts of the Company and the appropriate forms to amend the mandates given by the Company to its banks;


      2.8   the SPA Escrow Agreement duly executed by each of the Sellers;


      2.9   the Debt Escrow Agreement duly executed by each of the Sellers;


      2.10  the Opinions;


      2.11  the Deed of Assignment duly executed by SF International Limited;


      2.12 transfers and/or assignments of all shares, rights and interests in the entity having the name "The Auction Channel, Inc." and any Intellectual Property Rights therein duly executed by Martin Scheurmann;

      2.13 a letter from Edwards & Co in the agreed form confirming that they will provide the Buyer's auditors with access to their work papers as reasonably requested after the Investor Sellers Closing Date and that they will provide consents to the inclusion of their name and reports in the Buyer securities filings (under the Securities and Exchange Act);


      2.14  the Deed of Termination; and


      2.15 letters from each of Paige & Co and Chiltern Group plc to the Buyer confirming that any fees and expenses paid or payable by the Company to Paige & Co and Chiltern Group plc (or its Associates) (as appropriate) do not constitute "financial assistance" within the meaning of Section 151 of the Companies Act 1985 in connection with the acquisition by either the Investor Sellers or the Buyer of any share capital of the Company.


      DELIVERY BY THE BUYER

8.    The Buyer shall deliver to the Sellers' Representative:

      8.1   the SPA Escrow Agreement duly executed by the Buyer;

      8.2   The Debt Escrow Agreement duly executed by SF International Limited;


      8.3   the Deed of Assignment duly executed by the Buyer; and


      8.4   the Exercise Notice duly executed by the Buyer.

                                   SCHEDULE 5

                                DEED OF ADHERENCE


THIS DEED OF ADHERENCE is made the day of 19 by of (hereinafter called "the Covenantor")

SUPPLEMENTAL to a Share Purchase Agreement dated the ] day of 1999 and made between SF International Limited, Commtel Services Ltd, TB Investments LLC and Brilliant Digital Entertainment, Inc and such other parties who have adhered to such agreement in accordance with Clause 16 thereof ("the Share Purchase Agreement"), and an Escrow Agreement dated the day of 1999 and made between SF International Limited, Commtel Services Ltd, TB Investments LLC, Brilliant Digital Entertainment, Inc and such other parties who have adhered to such agreement in accordance with Section 9 thereof ("the SPA Escrow Agreement").

WITNESSETH as follows:

1. The Covenantor hereby confirms that he/it has been supplied with a copy of each of the Share Purchase Agreement and the SPA Escrow Agreement and hereby covenants with each of the parties thereto to observe perform and be bound by all the terms of the Share Purchase Agreement and the SPA Escrow Agreement which have not been performed at the date hereof to the intent and effect that the Covenantor shall be deemed with effect from the date hereof to be a party to the Share Purchase Agreement and the SPA Escrow Agreement as a "Seller"(as defined in the Share Purchase Agreement).

2. This Deed shall be governed by and construed in accordance with the laws of England.


EXECUTED as a deed the day and year first before written

                                   SCHEDULE 6

                               DISCLOSURE SCHEDULE

                                   SCHEDULE 7

                                EXECUTIVE SUMMARY

                                   SCHEDULE 8

                         THE MEMORANDUM OF UNDERSTANDING

                                   SCHEDULE 9

                                SHAREHOLDER LOANS



-------------------------------------------------------------------------------
T Davey                           10,000          10,000           10,000
-------------------------------------------------------------------------------
Christian                         15,000          15,000           15,000
-------------------------------------------------------------------------------
Jason Gleave                       5,000           5,000            5,000
-------------------------------------------------------------------------------
SF International                 264,000         352,549          380,132
-------------------------------------------------------------------------------
Ola Steinstud                      4,300           4,300            4,300
-------------------------------------------------------------------------------
Roy Reed                           2,500           2,500            2,500
-------------------------------------------------------------------------------
Broadstar                         15,000          15,000           15,000
-------------------------------------------------------------------------------
Alan Starr                        10,000          10,000           10,000
-------------------------------------------------------------------------------
Lynn Cairns                        5,000           5,000            5,000
-------------------------------------------------------------------------------
S Rogers                          10,000          10,000           10,000
-------------------------------------------------------------------------------
D James                             3,335          3,141            2,948
-------------------------------------------------------------------------------
BDE                                                                30,820
-------------------------------------------------------------------------------
OTHER                            334,135         432,480          500,701
-------------------------------------------------------------------------------



together with any debts incurred in the ordinary course of business which are set out and fully provided for in the Closing Accounts